Exhibit 10.16

WATERS RIDGE TECH CENTER
OFFICE BUILDING LEASE

LANDLORD:	Blackhorse Lakepointe, LP

TENANT:	Teladoc, Inc.

LEASE DATE:	February 26, 2015

PREMISES:	Suite 100
Waters Ridge Tech Center
1945 Lakepointe Drive
Lewisville, Texas 75057

OFFICE BUILDING LEASE

THIS OFFICE BUILDING LEASE (this “Lease”) is made and entered into as of the “Lease Date” (as hereinafter defined), by and between BLACKHORSE LAKEPOINTE, LP, a Texas limited partnership (“Landlord”), and TELADOC, INC., a Delaware corporation (“Tenant”).

1.                                      BASIC LEASE INFORMATION.

The words and phrases defined below are hereby incorporated into and made a part of this Lease and are hereinafter referred to as the “Basic Lease Information”.

(a)                                 “Lease Date”:  The date upon which this Lease is mutually executed by Landlord and Tenant as indicated on the signature page hereof, provided that if executed on different dates, the latter of such dates shall be the Lease Date.

(b)                                 “Building”:  The single story office building known as Waters Ridge Tech Center, located at 1945 Lakepointe Drive, Lewisville, Texas 75057, having a “total rentable area” (as hereinafter defined) of approximately 136,464 square feet and being located on approximately 9.9 acres of land (the “Land”), as described in Exhibit A-1  attached to and made part hereof.

(c)                                  “Premises”:  Suite No. 100, the “rentable area” of being deemed to be 57,210 square feet for all purposes of this Lease, as depicted on the schematic floor plan attached to and made part hereof as Exhibit A-2.  Tenant shall also have the one-time right of first refusal to lease additional space in the Building adjacent to the Premises pursuant to Section 2.6 hereof.

(d)                                 “Permitted Use”:  Administrative, executive and general offices or as a call center with related administrative, executive and general offices and other uses ancillary to the foregoing uses (including without limitation an employee cafeteria and pantry), and for no other use or purpose without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion; provided that such Permitted Use of the Premises shall be subject to Tenant’s compliance with all federal, state and local laws, ordinances, rules and regulations and the “Rules and Regulations” set forth in Exhibit B attached to and made part hereof.  Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week.

(e)                                  “Tenant’s Proportionate Share”:  The ratio between the rentable area of the Premises and the total rentable area of the Building, expressed as a percentage, Tenant’s Proportionate Share being 41.923%.

(f)                                   “Projected Monthly Operating Expenses”:  Landlord’s projection of the monthly installment of Tenant’s Proportionate Share of the “Operating Expenses” (as hereinafter defined) for the calendar year of the Commencement Date, which is the sum of $17,878.13, based on an annualized factor of $3.75 per square foot of rentable area of the Premises.

(g)                                  “Lease Term”:  The period commencing on the date (the “Commencement Date”) which is the later to occur of (i) the date ninety (90) days following the Lease Date (the “Projected Commencement Date”), or (ii) the first business day following the date of Landlord’s written notice to Tenant given pursuant to the “Work Letter” attached to this Lease as Exhibit C, advising Tenant of the “Substantial Completion” of the “Tenant Improvements” (as defined in the Work Letter) to be constructed on the Premises, if any; provided that the Projected Commencement Date shall be extended one (1) day for each day that Substantial Completion of the Tenant Improvements is delayed due to “Tenant Delay” (as defined in the Work Letter) or “Force Majeure” (as defined in Section 22.21 hereof).  The Lease Term shall expire on the date (the “Expiration Date”) which is the last day of the calendar month that is one hundred twenty (120) full calendar months following the Commencement Date.  Tenant shall also have the option to extend the Lease Term for two (2) additional periods of sixty (60) months each pursuant to the provisions of Exhibit D attached to and made part hereof.

(h)                                 “Security Deposit”:  The cash sum of NINETY-ONE THOUSAND SEVEN HUNDRED SEVENTY-FOUR AND 38/100 DOLLARS ($91,774.38), which shall be paid to Landlord within three (3) business days following the Lease Date and held by Landlord in accordance with Section 4.1 hereof; provided that in addition to the Security Deposit, Tenant shall provide Landlord with the “Letter of Credit” pursuant to Section 4.2 hereof as additional security for Tenant’s payment of the amounts due and performance of its obligations under this Lease.

(i)                                     “Tenant Improvements”:  The leasehold improvements to be constructed and installed in the Premises by Landlord at Tenant’s expense pursuant to the Work Letter; provided that Landlord shall provide Tenant with an allowance (“Tenant Improvement Allowance”) equal to the sum of EIGHT AND NO/l00 DOLLARS ($8.00) per square foot of rentable area of the Premises, such amount to be applied to the cost of the Tenant Improvements only, including without limitation the cost of plans and the “Construction Management Fee” (as defined in the Work Letter); provided however that Tenant shall be allowed to apply up to One Dollar ($1.00) of the Tenant Improvement Allowance to the cost of voice and data communication cabling installed in the Premises.

(j)                                    “Base Rent”; The total sum to be paid to Landlord by Tenant pursuant to Section 3 hereof, such amount to be paid in monthly installments at the annual rate per rentable square foot (“RSF”) set forth in the schedule below.  It is further understood and agreed that:  (i) the monthly installment of Base Rent due for the first (1”) full calendar month of the Lease Term shall be paid in advance within three (3) business days following the Lease Date; (ii) Tenant shall be obligated to pay Base Rent only on (x) 45,000 RSF during the first twelve (12) full calendar months of the Lease Term and (y) 50,000 RSF during the second twelve (12) full calendar months of the Lease Term; and (iii) commencing as of the twenty-fifth (256) full calendar month of the Lease Term, Tenant shall be obligated to pay Base Rent on the full Premises.  If the Commencement Date is other than the first day of a calendar month, then Tenant shall pay Base Rent for such partial month of occupancy at a per diem rate based on the monthly installment shown in the schedule below applicable to the first (r) full calendar month of the Lease Term, such amount to be due and payable as of the Commencement Date.

Monthly Period                                                            Annual Rate                           Annual Base Rent                                             Monthly Installment

Month 1 — 12                $11.00 / RSF                         $495,000.00                           $41,250.00                                  (45,000 RSF)

Month 13 — 24         $11.50 / RSF                         $575,000,00                           $47,916.67                                  (50,000 RSF)

Month 25 — 36         $12.00 / RSF                         $686,520.00                           $57,210.00                                  (57,210 RSF)

Month 37 — 48         $12.50 / RSF                         $715,125.00                           $59,593.75                                  (57,210 $575,000.00

Month 49 — 60         $13.00 / RSF                         $743,730.00                           $61,977.50                                  (57,210 RSF)

Month 61 — 72         $13.50 / RSF                         $772,335.00                           $64,361.25                                  (57,210 RSF)

Month 73 — 84         $14.00 / RSF                         $800,940.00                           $66,745.00                                  (57,210 RSF)

Month 85 — 96         $14.50 / RSF                         $829,545.00                           $69,128.75                                  (57,210 RSF)

Month 97 — 108                                                  $15.00 / RSF                         $858,150.00                           $71,512.50                                  (57,210 RSF

Month 109 — 120                                           $15.50 / RSF                         $886,755.00                           $73,896.25                                  (57,210 RSF)

(k)                                 “Parking Spaces”:  The vehicle parking spaces located in the surface parking areas situated on the Land (the “Parking Areas”) to be made available for use by Tenant, its employees and invitees during the Lease Term at the rate of six and one-half (6.5) spaces per 1,000 square feet of rentable area of the Premises, such Parking Spaces to be provided by Landlord at no additional charge on a non-reserved basis pursuant to Section 2,5 hereof.

(k)	Landlord’s Address:	Blackhorse Lakepointe, LP
c/o Capital Commercial Investments, Inc.
Attn: Andrew Doughtie
800 Brazos, Suite 600
Austin, Texas 78701

(1)	Tenant’s Address:	(Prior to the Commencement Date)

Teladoc, Inc.
Attn: Mark Hirschhorn
The Centre at Purchase
Two Manhattanville Road
Purchase, New York 10577

With copy to:
Morison Cohen LLP
Attention: Edward Gilbert, Esq.
909 Third Avenue
New York, New York 10022

(m)                             “Brokers”:                                      “Landlord’s Broker”:  Transwestern

“Tenant’s Broker”:  Jones Lang LaSalle

2.                                      PREMISES; TERM.

2.1                               Grant of Lease.

2.1.1                     Landlord, in consideration of the Base Rent and any “Additional Rent” (as hereinafter defined) to be paid and the other covenants and agreements to be performed by Tenant pursuant to the provisions hereof, does hereby lease, demise and let unto Tenant the Premises, commencing as of the Commencement Date and ending on the Expiration Date, unless sooner terminated as herein provided.  If the Premises are not available and ready for occupancy, for any reason whatsoever, on or before the Projected Commencement Date, Landlord shall not be deemed to be in default hereunder and, except as otherwise provided in Section 2.1.2 below, shall not be liable or responsible for any claims, damages or liabilities in connection with any such delay in Tenant’s occupancy thereof; and in such event, Tenant shall accept possession of the Premises at such time as Landlord is able to tender the same.  It is further understood and agreed that any delay in Landlord’s delivery of the Premises shall have no effect on the duration of the Lease Term as specified in the Basic Lease Information.  Upon written request by either party to this Lease, Landlord and Tenant shall execute a Memorandum of Lease Commencement, certifying that Tenant has accepted deliver)/ of the Premises and that the condition of the Premises complies with Landlord’s obligations hereunder and confirming the Commencement Date and Expiration Date.

2.1.2                     Notwithstanding any provision of this Lease to the contrary, if Landlord fails to deliver possession of the Premises to Tenant in Substantially Complete condition by no later than the date thirty (30) days following the Projected Commencement Date (as the same may be extended due to Tenant Delay or Force Majeure as set forth in Section 1.1(g) hereof), then Tenant shall receive one (1) day of abatement of the Rent due hereunder for each day of any such delay in excess of said thirty (30) days.

2.2                               Condition of Premises.  Subject to the completion of the Tenant Improvements described in the Work Letter attached as Exhibit C to this Lease, Tenant agrees to accept possession of the Premises and agrees that the Premises is suitable for the Permitted Use and satisfactory to Tenant in all respects, subject to (i) any “punch list” items identified to Landlord pursuant to the Work Letter, if any, and (ii) Tenant’s right to give Landlord written notice of any latent defects within six (6) months following the Commencement Date.  Other than as may be expressly provided in this Lease, Landlord has made no representations or warranties to Tenant regarding the physical condition of the Premises and hereby expressly disclaims all representations and warranties, express, implied or statutory, with respect to the Premises and any and all leasehold improvements and fixtures contained therein; provided that Landlord agrees to transfer to Tenant any warranties received by Landlord with respect to the Tenant Improvements or any equipment to be maintained by Tenant pursuant to this Lease.  Tenant further acknowledges and agrees that, except for Landlord’s obligations as provided in said Work Letter and in THIS Section 2.2 and Section 8.1 hereof, Landlord has no obligation to install or construct any leasehold improvements or to make any alterations or modifications to the Premises as a condition of Tenant’s execution of this Lease.  It is further understood and agreed that Landlord shall be obligated to deliver the Premises to Tenant on the Commencement Date in compliance with all federal, state and local laws, ordinances, rules and regulations.

2.3                               Building Common Areas.  As long as this Lease remains in effect and there is no existing Tenant Default hereunder, Tenant shall have the non-exclusive right, in common with the Landlord, other Building tenants, subtenants and invitees, to use the common areas of the Building (the “Common Areas”), which consist of the Parking Areas and all Building walkways, driveways and landscaped areas located on the Land; provided that Landlord shall have the right at any time and from time to time, at Landlord’s discretion, to temporarily limit access to such Common Areas as Landlord may determine, so long as Tenant’s access to and use of the Premises is not unreasonably limited or denied.

2.4                               Floor Area Computation.  The floor areas of the Building shall be determined based on measurements made in accordance with standards established for office buildings by Building Owners and Managers Association (“BOMA”), the current version being referred to as “ANSI/BOMA Z65.1 1996 Edition”.  The “total rentable area” of the Building is equal to the total gross floor area within the exterior walls of the entire Building, less the area of the horizontal plane of all vertical penetrations (e.g. elevator shafts, stairwells, and mechanical chases.  Landlord hereby reserves the right to re-measure the rentable area of the Building from time to time in accordance with this Section, in which event Tenant’s Proportionate Share (but not the Base Rent or any other factor that is a function of the rentable area of the Premises) shall be re-computed based on such re-measurement and shall thereupon be applicable to the computation of Tenant’s Proportionate Share of the Operating Expenses pursuant to Section 5 of this Lease for the remainder of the Lease Term (or any then current renewal or extension thereof); provided that any such re-measurement of the rentable area of the Building and re-computation of Tenant’s Proportionate Share made by Landlord shall be subject to Tenant’s right to review and verify same.  The computation of Tenant’s Proportionate Share based on any re-measurement of the rentable area of the Building pursuant to this Section shall not affect the amount of Base Rent due during the Lease Term (or any then current renewal or extension thereof); however, such re-measurement of the rentable area of the Building shall apply to any future renewal or extension of the Lease Term.

2.5                               Parking.  So long as this Lease is in effect, Tenant shall have the use of the number of unreserved Parking Spaces located in the Parking Areas as specified in the Basic Lease Information above, subject to the terms and conditions of this Lease, including any Rules and Regulations pertaining to such use as enforced by Landlord in accordance with Section 6.6 hereof.

2.6                               Right of First Refusal to [.ease. Landlord agrees that if at any time during the Lease Term or any renewal or extension thereof, Landlord receives a bonafide offer from a third party to lease all or any portion of the Building that is adjacent to the Premises (collectively, the “ROFR Space”), the terms and conditions of which are acceptable to Landlord ( “Bonafide Offer”), Landlord shall give Tenant written notice thereof, including a description of that portion of the ROFR Space that is the subject of such Bonafide Offer and a summary of the economic terms and conditions of the Bonafide Offer; and should Landlord give Tenant notice of any Bonafide Offer, Tenant shall have a period of five (5) business days following the date of such notice in which to give Landlord written notice that Tenant elects to exercise the right of first refusal (the “ROFR”) to lease all of that portion of the ROFR Space that is the subject of such Bonafide Offer, subject to the following terms and conditions:

(a)                                 The ROFR may not be exercised by Tenant at any time that any condition exists that shall constitute a “Tenant Default” hereunder (as defined in Section 15.1 hereof).

(b)                                 Upon giving Landlord written notice exercising the ROFR, Tenant shall be deemed to have agreed to enter into a lease with Landlord for all of the ROFR Space (the “ROFR Space Lease”) on the same terms and conditions as set forth in the Bonafide Offer; provided that Tenant’s obligations under such ROFR Space Lease shall have no effect on Tenant’s obligations under this Lease other than to provide that a default thereunder shall be deemed to be a Tenant Default under this Lease.  It is further understood and agreed that, by exercising the ROFR, Tenant agrees that this Lease shall be deemed to have been automatically amended to provide that a Tenant Default under this Lease shall also constitute a default by Tenant under the ROM{ Space Lease.

(c)                                  Except as expressly provided in this Section, the rights and obligations of Landlord and Tenant pursuant to this Lease shall be unaffected by Tenant’s exercise of the ROFR.

(d)                                 If Tenant fails to give Landlord written notice exercising the ROFR within the five (5) business day period as set forth above, then the ROFR shall be rendered null and void and of no further force or effect.

(e)                                  Promptly following receipt of Tenant’s notice exercising the ROFR, Landlord shall prepare the ROFR Space Lease in conformance with the Bonafide Offer, using the standard lease form then being used by Landlord in connection with new leases for the Building, and shall submit a copy of same for Tenant’s review.  Tenant shall have a period of ten (10) days following receipt of the ROFR Space Lease in which to either:  (i) execute and return a copy thereof to Landlord for execution; or (ii) give Landlord written notice of any manner in which the ROFR Space Lease deviates from the Bonafide Offer.  If Tenant fails to either execute and deliver the ROFR Space Lease or raise a proper objection thereto within said ten (10) day period, then Tenant shall be deemed to have rescinded its exercise of the ROFR, and the ROFR shall thereupon be rendered null and void and of no further force or effect.

2.7                               Building Emergency Power Equipment.  Tenant shall have exclusive use of the existing Building emergency power generator, fuel tank, Liebert units, UPS and related cabling and equipment (collectively, the “Emergency Power Equipment”) free of charge during the Lease Term (as extended or renewed); provided that Tenant shall, at its sole expense, install electric cabling (and any related equipment) as necessary to connect the Emergency Power Equipment to the electric system serving the Premises.  Landlord shall, at its expense, deliver the emergency Power Equipment to Tenant in good working order, and thereafter, Tenant shall, at its expense, cause all Emergency Power Equipment to be repaired and maintained in good working order for the remainder of the Lease Term (as extended or renewed).  It is understood and agreed that, upon expiration or earlier termination of this Lease, the Emergency Power Equipment shall remain the property of Landlord and shall be surrendered by Tenant in the same or better condition as exists as of the Lease Date, normal wear and tear and damage due to casualty loss excepted.  All provisions of this Lease shall apply to Tenant’s use of the Emergency Power Equipment, including, without limitation, Tenant’s indemnification obligations as provided in Section 11.5.1 hereof and Tenant’s obligations with respect to compliance with “Environmental Laws” as provided in Section 21 hereof

2.8                               FF&E.  Tenant shall have the right to use the office furniture, fixtures and equipment located in the Premises (collectively, the “FF&E) described in the schedule attached to and made part hereof as Exhibit F, free of charge during the Lease Term (as extended or renewed); provided that it is understood and agreed that the FF&E is being made available by Landlord for Tenant’s use in “as-is, where-is” condition, without warranty of any kind.  If there is no existing Tenant Default as of the Expiration Date, then Tenant shall have the right to purchase the FF&E with a bill of sale from Landlord reflecting that the FF&E is being conveyed in “as-is, where-is” condition, without warranty of any kind, for a total consideration of One Dollar ($1.00).  It is further understood and agreed that the FF&E does not include the Emergency Power Equipment, the raised floor system in the Premises, or any of the auditorium or fitness room furnishings or equipment.

2.9                               Building Roof Simultaneously with the execution and delivery of this Lease, Landlord and Tenant shall execute and deliver a copy of the Telecommunications Equipment License Agreement attached to and made part hereof as Exhibit E.

2.10                        HVAC Equipment.  Landlord shall, at is expense, deliver the Premises to Tenant with all heating, ventilation and air conditioning (“HVAC”) equipment serving the Premises separated from any other portion of the Building and otherwise in good working order; provided that it is understood and agreed that such HVAC equipment shall consist of fifteen (15) Lennox rooftop units and two (2) Liebert units that will provide a combined total of approximately 220 tons of HVAC service to the Premises.  Thereafter, Tenant shall, at its expense, maintain an HVAC service contract with a licensed HVAC contractor as reasonably approved by Landlord, and cause all routine maintenance service recommended by such contractor (e.g. filter replacement and fan belt adjustment or replacement) to be performed on a timely basis.  At Landlord’s request, Tenant shall furnish Landlord with copies of such HVAC service contract and all HVAC equipment maintenance records.  Subject to Tenant’s obligation to maintain the HVAC service contract, and provided that Tenant causes all routine maintenance of such HVAC equipment to be performed on a timely basis at Tenant’s sole expense, it is understood and agreed that, notwithstanding any provision of Section 8.1 or Section 8.2 hereof to the contrary, Landlord shall reimburse Tenant for the cost to repair each HVAC unit serving the Premises for the first six (6) months of the Lease Term; provided that such reimbursable repair costs shall not include (i) the cost of the HVAC maintenance contract, (ii) the cost of any routine maintenance (e.g. filter replacement and fan belt adjustment or replacement), or (iii) the cost of any repairs or replacements made necessary as the result of Tenant’s failure to maintain each HVAC unit as required hereunder.  Except in case of emergencies, Tenant shall obtain Landlord’s prior written approval of any anticipated HVAC repairs or replacements costing more than TEN THOUSAND DOLLARS ($10,000.00) in any one instance, which approval shall not be unreasonably withheld.

2.11                        Premises Entry.  Landlord agrees that a new main entry to the Premises shall be constructed and installed by Landlord as part of the Tenant improvements in the location indicated on Exhibit A-2 to this Lease.

3.                                      RENT.

3.1                               Base Rent, The Base Rent installment due for the first full calendar month of the Lease Term shall be payable by Tenant to Landlord in advance within three (3) business days following the Lease Date.  The Base Rent amount due for any fractional portion of the month of the Commencement Date, if any, shall be due and payable as of the Commencement Date.  The remaining monthly installments of Base Rent shall be due and payable without demand on the first day of each succeeding calendar month during the Lease Term.  The Base Rent due for any fractional portion of a calendar month shall be prorated on a per diem basis.

3.2                               Additional Rent.  Both Tenant and Landlord expressly understand and agree that all other sums, other than Base Rent, which may from time to time become due under this Lease, shall be deemed “Additional Rent”.  Additional Rent shall include, but not be limited to, late payment charges, interest, Tenant’s Proportionate Share of the Operating Expenses as described in Section 5, attorneys’ fees, and any other payments or charges to be paid by Tenant hereunder.  Tenant’s obligation to make payments of Additional Rent hereunder shall be deemed to be an independent covenant of this Lease.

3.3                               Rental Payments.  All sums paid by Tenant hereunder shall be first credited to any Base Rent due and then to any Additional Rent due (and allocated among any different items of Additional Rent as Landlord may determine).  All payments of Base Rent and Additional Rent (collectively referred to herein as “Rent”) shall be in lawful money of the United States of America, shall be paid without any deduction, offset or abatement (except as may be otherwise expressly provided for herein), and shall be payable to Landlord at the address stated in the Basic Lease Information or to such other persons or at such other places as Landlord may designate in writing.  No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest amount of such Rent due (unless Landlord elects otherwise).  No endorsement or statement on any check or any letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction or compromise and settlement, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such payments due or to pursue any other remedy as provided in this Lease.

3.4                               Late Payment Charge.  Tenant hereby acknowledges that the late payment by Tenant of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting costs and fees, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises.  Accordingly, if any installment of Base Rent, Additional Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after the date of Landlord’s written notice to Tenant of the failure to pay the same, then Tenant shall immediately pay Landlord a late payment charge equal to the greater of either (i) five percent (5%) of such overdue amount or (ii) the sum of Iwo Hundred Fifty Dollars ($250.00); provided that, if the overdue amount is less than Two Hundred Fifty Dollars ($250.00), then the late payment charge shall be One Hundred Dollars ($100.00).  The parties hereby agree that such late payment charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant and that such charge is in addition to any interest due on the overdue payment as otherwise provided in this Lease.  Acceptance of such late payment charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount or prevent Landlord from exercising any of the other rights and remedies granted hereunder.  Notwithstanding the foregoing, the late charge imposed by this Section shall be waived once during each calendar year of the Lease Term if the total amount due is paid within five (5) business days of the date of written notice from Landlord.

4.                                      SECURITY DEPOSIT LETTER OF CREDIT.

4.1                               Security Deposit.  The Security Deposit shall be payable by Tenant to Landlord within three (3) business days following the Lease Date.  Landlord shall not be required to keep the Security Deposit separate from its general funds.  The Security Deposit shall be held by Landlord without liability for interest and as security for performance of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Landlord’s damages in case of a Tenant Default.  Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of Rent or other amounts due based on a Tenant Default hereunder.  Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount.  If no Tenant Default exists hereunder, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant within thirty (30) days after the expiration of this Lease.  If Landlord transfers its interest in the Premises during the Lease Term, Landlord will assign the Security Deposit to the transferee and, thereafter, shall have no further liability for the return of such Security Deposit.  Notwithstanding any provision of this Lease to the contrary, Tenant, to the extent permitted by law, hereby waives the provisions of §§ 93.004-93.011 of the Texas Property Code, if applicable, as it pertains to the Security Deposit.

4.2                               Letter of Credit.

4.2.1                     Within three (3) business days following the Lease Date, Tenant shall deliver to Landlord an unconditional, irrevocable and transferable letter of credit issued by Silicon Valley Bank in the original amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) (such letter of credit and any renewals or substitutions thereof herein called the “Letter of Credit”); provided that such Letter of Credit (i) shall provide for not less than forty-five (45) days prior notice to Landlord of any termination or non-renewal and (iii) shall otherwise be in a form reasonably acceptable to Landlord and in compliance with the requirements of this Lease.

4.2.2                     The Letter of Credit shall be held by Landlord as additional security for the full and faithful performance by Tenant of all of the terms and conditions of this Lease, including, without limitation, the payment of all amounts past due as of the occurrence of a Tenant Default.  The Letter of Credit shall not be considered an advance payment of rent, nor shall it be a measure of Landlord’s damages in case of the occurrence of a Tenant Default.  Tenant shall not be entitled to receive and shall not receive any interest on the Letter of Credit or any amounts drawn thereon.  If, in the reasonable judgment of Landlord, the national bank issuing the Letter of Credit (or any replacement Letter of Credit, if applicable) is or may become unable to honor the obligations contained therein, Tenant shall, within fifteen (15) days after Landlord’s written request, provide a replacement Letter of Credit from another national bank acceptable to Landlord (in Landlord’s reasonable discretion), which replacement Letter of Credit shall be in the full amount of the initial Letter of Credit and shall otherwise comply in all respects with the provisions of this Lease.

4.2.3                     It is understood and agreed that the Letter of Credit shall provide that the maximum sum that may be drawn by the holder pursuant to its terms shall be reduced annually in accordance with the following schedule; provided that Landlord shall, at no cost to Landlord, cooperate with and assist.  Tenant as may be reasonably necessary from time to time to cause the bank issuing the Letter of Credit (or any replacement thereof) to reduce the maximum sum that may be drawn by the holder to the amounts shown below:

Applicable Dates                                          Maximum Amount

Month 73 — Month 84  $750,000.00

Month 85 — Month 96  $500,000.00

Month 97 — Month 108          $250,000.00

Month 109 — Month 120   $0.00

4.2.4                     The Letter of Credit shall provide that, if any Tenant Default occurs, then, without notice to Tenant and without prejudice to any other remedies available to Landlord under this Lease (whether at law, in equity or otherwise), Landlord shall have the right to draw upon the Letter of Credit in full or in partial amounts, subject to the requirement that all amounts so drawn will be used to perform any obligation of Tenant giving rise to such Tenant Default.  It is understood and agreed, however, that Landlord’s application of any funds drawn under the Letter of Credit shall not constitute a cure of any Tenant Default unless:  (i) this Lease, or Tenant’s right to possession of the Premises, is not terminated by Landlord as the result of such Tenant Default; (ii) such Tenant Default is fully cured by the application of such funds; and (iii) Tenant restores the Letter of Credit to the full amount then required hereunder.

4.2.5                     If, (a) Landlord draws on the Letter of Credit and applies the proceeds thereof to cure any Tenant Default hereunder and (b) this Lease, or Tenant’s right to possession of the Premises, is not terminated as the result of such Tenant Default, then Tenant shall, within seven (7) days following Landlord’s written request, either:  (1) deposit with Landlord, as a part of the Security Deposit, a cash sum equal to the amount drawn on the Letter of Credit, less any portion of that draw not applied by Landlord; (ii) cause the Letter of Credit to be amended to restore the available balance to the amount available immediately prior to Landlord’s draw; or (iii) furnish a substitute Letter of Credit in the full amount of the initial Letter of Credit and otherwise conforming to the requirements of this Lease.

4.2.6                     If any Letter of Credit (i) has an expiration date which is prior to the expiration date of the Term, as extended, or (ii) provides for automatic renewals and extensions absent the issuer’s notification that such Letter of Credit will not be renewed and extended, and Landlord has received such written notification from such issuer that the Letter of Credit will not be renewed or extended, then, at least thirty (30) days prior to such expiration date or, if applicable, the effective date of any such written notice from the issuer, Tenant shall furnish Landlord with a renewal or substitute Letter of Credit in the full amount required above and otherwise conforming to the requirements of this Lease.  If Tenant fails to renew or replace the Letter of Credit in accordance with this provision, then Landlord shall have the right to draw upon the full amount of the Letter of Credit and hold such cash as the Security Deposit in accordance with the provisions of this Lease.

4.3                               General Provisions.

4.3.1                     Tenant shall not assign or encumber, nor attempt to assign or encumber, the Security Deposit or the Letter of Credit; provided that neither Landlord nor its successor or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.  In the absence of evidence reasonably satisfactory to Landlord of an assignment of the right to receive the Security Deposit or Letter of Credit, Landlord may return the Security Deposit and/or Letter of Credit to the original Tenant, regardless of one or more assignments of this Lease.

4.3.2                     In connection with a sale, lease or mortgage of the Land and/or Building, Landlord may transfer the Security Deposit and/or the Letter of Credit (without payment of any transfer fee) to Landlord’s transferee, lessee or mortgagee, as the case may be.  Upon said transfer and the assumption of Landlord’s obligations under this Lease for the use and return of the Security Deposit and/or the Letter of Credit, as applicable, Landlord shall be released from all liability for the return of the Security Deposit and/or the Letter of Credit, as applicable, and Tenant shall look solely to the transferee of the Security Deposit and/or the Letter of Credit, as applicable, for the return thereof.

4.3.3                     Landlord shall have, and Landlord expressly retains and preserves, all rights of setoff and recoupment and any and all similar remedies available to Landlord under this Lease, at law, in equity or otherwise.

4.3.4                     The provisions of this Section shall survive termination of this Lease but shall terminate in all respects upon Landlord’s return of the Security Deposit and the Letter of Credit to Tenant.

5.                                      OPERATING EXPENSES.

5.1                               Additional Rent.  Beginning as of the Commencement Date and continuing throughout the Lease Term, Tenant shall be obligated to pay Landlord, as Additional Rent, Tenant’s Proportionate Share of the “Operating Expenses” (as hereinafter defined), such amount to be paid in equal monthly installments as hereinafter set forth.  The payment of Tenant’s Proportionate Share of the Operating Expenses for the calendar year of the Commencement Date shall be based on the Projected Monthly Operating Expenses as set forth above in the Basic Lease Information.  The obligation of Tenant to pay Tenant’s Proportionate Share of the Operating Expenses shall survive the expiration or any earlier termination of the Lease Term.

5.2                               Definition.

5.2.1                     The term “Operating Expenses” shall mean all expenses of any kind or nature incurred by Landlord in connection with the operation and maintenance of the Building and the Common Areas, including, but not be limited to, the following;

(a)                                 Costs of supplies;

(b)                                 Costs incurred in connection with obtaining and providing electricity for exterior lighting of the Common Areas;

(c)                                  Costs of water for normal lavatory purposes and the cost of sanitary sewer services;

(d)                                 Costs of exterior window cleaning and exterior painting;

(e)                                  Costs of general maintenance and repairs,;

(f)                                   Costs of maintenance of landscape maintenance, including, without limitation, the cost of the irrigation system and water and the replacement of plants and sod;

(g)                                  Costs of maintenance, repair, striping and repaving of Parking Areas;

(h)                                 Costs of dumpster service and snow/ice removal;

(i)                                     Fees, costs or assessments imposed by any property owners association;

(j)                                    Insurance premiums, including fire and all-risk coverage, together with loss of rent endorsement, public liability insurance, and any other insurance carried by Landlord on the Building, Common Areas or any component parts thereof;

(k)                                 Labor costs, including wages and other payments, costs to Landlord of workmen’s compensation and disability insurance, payroll taxes, welfare fringe benefits and all legal fees and other costs or expenses incurred in resolving any labor disputes;

(l)                                     Professional building management fees, not to exceed three percent (3%) of the gross rental income derived by Landlord for the operation of the Building;

(m)                             Legal, accounting, inspection and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or reasonably to improve the operation, maintenance or state of repair of the Building) incurred for the normal, prudent operation of the Building;

(n)                                 The costs of any machinery or equipment installed in the Building or other structural repairs, replacements or capital improvements made in or to the Building in order to comply with changes in any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building promulgated after the Commencement Date (referred to herein as “Required Capital, Improvements”), the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses (referred to herein as “Cost Savings Improvements”); provided that the expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized over the useful life of such capital improvement or structural repair or replacement (as determined by Landlord’s accountants), and provided that the amortized amount of any Cost

Savings Improvement shall be limited in any year to the reduction in Operating Expenses as a result thereof;

(o)                                 All real property taxes and assessments levied against the Building by any governmental or quasi-governmental authority, including any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Building as a result of the use, ownership or operation of the Building or for any other reason, whether in lieu of or in addition to any current real estate taxes and assessments (collectively referred to as “Real Estate Taxes”); provided, however, that any taxes which shall be levied on the rentals of the Building shall be determined as if the Building were Landlord’s only property; and any and all so-called special assessments, license tax, business license fee, business license tax, commercial rental lax, levy, charge or tax imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises, the Building or the underlying land or against any legal or equitable interest of Landlord therein (collectively referred to as “Assessments”); provided further, that in no event shall the terms Real Estate Taxes or Assessments, as used herein, include any federal, state or local income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes; such terms shall, however, include the so-called Texas “Margin Tax” and any other gross taxes imposed on rentals and also any expenses incurred by Landlord for tax consultants employed to assist in contesting the amount or validity of any such Real Estate Taxes or Assessments (all of the foregoing being collectively referred to herein as ‘Taxes”) ; and notwithstanding anything to the contrary contained herein, taxes on real estate shall not include (1) penalties and/or interest due to Owner’s late payment of taxes, and (ii) income, general intangibles, excess profits, succession, recording, transfer, estate, inheritance or other similar taxes or impositions that may be levied against Owner or its successors.  As to assessments which are payable over a period of time extending beyond the term of this Lease, only a pro rata portion thereof, covering the portion of the term of this Lease unexpired at the time of the imposition of such assessment, shall be included in the definition of Real Estate Taxes; and

(p)                                 Any other expense which under generally accepted accounting principles would be considered a normal maintenance or operating expense of the Building and the underlying land.

5.2.2                     Notwithstanding the provisions of Section 5.2.1 hereof, Operating Expenses shall not include the following:

(a)                                 special cleaning or other services, not offered to all tenants of the Building;

(b)                                 except as expressly provided in Section 5.2.1(n) hereof, any charge for depreciation, interest, leasehold amortization or rents (including ground rents) and non-cash items paid, booked or incurred by Landlord;

(c)                                  leasing commissions, cost of legal and other professional fees incurred in preparing, negotiating and executing leases or in resolving disputes with tenants;

(d)                                 costs, including permit, license and inspection fees incurred in renovating, improving, decorating, painting, or redecorating vacant space or space of other Building tenants;

(e)                                  costs incurred solely because of violations by Landlord or other Building tenants;

(f)                                   items and services for which Tenant directly reimburses Landlord or pays third parties or that Landlord provides selectively to one or more Building tenants other than Tenant without reimbursement therefor;

(g)                                  advertising and promotional expenditures;

(h)                                 repairs or other work needed because of fire, windstorm or other casualty (except casualty caused in whole or in part by Tenant) or cause insured against by Landlord pursuant to the casualty and insurance provisions of the Lease, or to the extent Landlord’s insurance would have provided insurances, which is the greater coverage;

(i)                                     any costs, fines or penalties, incurred because Landlord violated any governmental law, statute or ordinance;

(j)                                    costs incurred by Landlord to voluntarily test, survey, cleanup, contain, abate, remove, or otherwise remedy any currently classified hazardous wastes or asbestos containing materials from the Building or the Land, unless the wastes or asbestos containing materials were in, on, or around the Building of the Land because of Tenant;

(k)                                 other expenses which under GAAP, consistently applied, would not be considered normal maintenance, repair, management or operating expenses;

(l)                                     costs incurred in complying with the Americans with Disabilities Act, regulations governing the use of chlorofluorocarbons and related ozone depleting chemicals, except to the extent that Landlord replaces such existing equipment upon the end of such equipment’s useful life or as expressly provided in Section 5.2.1(n) hereof;

(m)                             compensation paid to clerks, attendants or other persons in commercial concessions (such as in a parking garage) operated by Landlord which costs are otherwise covered by fees;

(n)                                 taxes due as a result of or in connection with the sale of the Building, the Land, or the Premises;

(o)                                 ground rent, mortgage interest and other costs incurred in connection with the financing of the Building or the Land;

(p)                                 costs of electrical energy furnished and metered directly to Building tenants;

(q)                                 executive salaries, expenses, fringe benefits and other compensation, except to the extent reasonable and directly allocable to the operation of the Building;

(r)                                    except as expressly provided in Section 5.2.1(o) hereof, franchise or income taxes imposed upon the Landlord;

(s)                                   costs of any special work or services performed by or at the request of any Building tenant (including, without limitation, costs of alterations and repairs);

(t)                                    costs incurred by the Landlord, including legal and other professional fees, as a result of a breach by any tenant or the Landlord of its lease obligations;

(u)                                 increased insurance premiums caused by acts of other Building tenants;

(v)                                 costs incurred by the negligence or willful acts of the Landlord;

(w)                               costs or expenses which are paid or reimbursed by insurance or by any manufacturer warranty;

(x)                                 costs and expenses attributable to construction of the Building (including correcting initial construction defects), development, or leasing expenses;

(y)                                 costs and expenses incurred by Landlord pursuant to any provisions of this Lease which expressly require Landlord to perform certain obligations or services at Landlord’s cost and expense;

(z)                                  costs of repair or replacement incurred due to fire or other casualty or caused by the right of eminent domain;

(aa)                          any item of cost which Tenant is required to pay pursuant to any other provision of this Lease; and

(bb)                          costs of any amenity, business or activity that generate separate income or from which Landlord obtains income (e.g. parking facilities)

5.3                               Landlord’s Statement.  Each calendar year following the year in which the Commencement Date occurs, Landlord shall send Tenant a statement (“Landlord’s Statement”), setting forth:  (i) the actual amount of the Operating Expenses incurred during the preceding calendar year, or portion thereof, and Tenant’s Proportionate Share of such actual Operating Expenses; (ii) the total amount of any payments of Tenant’s Proportionate Share of Operating Expenses received by Landlord during the preceding calendar year, or portion thereof, based on Landlord’s estimate (or the Projected Monthly Operating Expenses); (iii) any overpayment or underpayment of Tenant’s Proportionate Share of Operating Expenses for the preceding calendar year, or portion thereof; and (iv) Landlord’s estimate of the amount of the Operating Expenses and the monthly installment of Tenant’s Proportionate Share thereof for the calendar year in which the Landlord’s Statement is given.  Landlord shall make a good faith effort to deliver Landlord’s Statement to Tenant by not later than March 15th of each calendar year; provided that any delay in delivery or Landlord’s failure to render Landlord’s Statement with respect to any period shall not eliminate or reduce Tenant’s obligation to pay Tenant’s Proportionate Share of the Operating Expenses and shall not prejudice Landlord’s right to render Landlord’s Statement with respect to any subsequent period.

5.4                               Tenant’s Payments.  Until Tenant receives Landlord’s Statement pursuant to the provisions hereof, Tenant shall continue to pay the monthly installment of Tenant’s Proportionate Share of the Operating Expenses then in effect.  Within thirty (30) days following delivery of Landlord’s Statement, Tenant shall pay to Landlord the entire remaining balance due of Tenant’s Proportionate Share of the Operating Expenses for the prior calendar year, if any; provided that in the event that Tenant has overpaid, Landlord shall credit any such overpayment against the next payment of Rent due and owing by Tenant, or, if no further Rent payments are due, refund such overpayment directly to Tenant within thirty (30) days of determination.  For each month following delivery of Landlord’s Statement, Tenant shall pay the estimated monthly installment of Tenant’s Proportionate Share of the Operating Expenses as set forth therein, subject to any credit due with respect to overpayment in the prior calendar year.

5.5                               Tenant Audit.  Upon not less than fifteen (15) days prior written notice to Landlord, and not more frequently than once per calendar year, Tenant shall have the right, at its expense, to cause an audit to be made of Landlord’s computation of the Operating Expenses, which audit shall be conducted at Landlord’s offices.  If such audit shows that Landlord’s calculation of the Operating Expenses for any calendar year was overstated by more than five percent (5%), then Landlord shall reimburse Tenant for the reasonable cost of such audit as actually paid by Tenant to third parties.  Tenant shall not be entitled to withhold or deduct any portion of the Base Rent or Additional Rent during the pendency of any such audit.  Any errors disclosed by such audit shall be promptly corrected by Landlord’s refund of any overpayment or Tenant’s payment of any deficiency, as the case may be; provided that Landlord shall have the right to cause another audit to be made of such computations by an independent certified public accountant not otherwise employed by Landlord, and in the event of a disagreement between the auditors, the audit disclosing the least amount of deviation from Landlord’s original computations shall be conclusively deemed to be correct.

6.                                      USE AND OCCUPANCY OF PREMISES.

6.1                               Permitted Use.  The Premises shall be used and occupied only for the Permitted Use, provided that the foregoing shall not be construed as a representation or guarantee by Landlord that any specific business may be lawfully be conducted on the Premises.

6.2                               Compliance With Law.  Tenant shall not use the Premises nor permit anything to be done in or about the Premises or Building which will in any way violate or conflict with any law, statute, ordinance, protective covenants or governmental or quasi-governmental rules or regulations now in force or which may hereafter be enacted or promulgated which affect the Building (collectively, “Applicable Laws”).  Within three (3) business days following Tenant’s receipt of any notice of the violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof, Tenant shall give written notice thereof to Landlord.  Landlord shall give prompt notice to Tenant of any notice Landlord receives relative to the violation by Tenant of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof.  Notwithstanding the foregoing provisions of this Section, Tenant shall not be required to make any structural alterations or improvements to the Building or the Premises in order to comply with any Applicable Laws, except as otherwise expressly required under Section 8.2 and Section 8.4 hereof.

6.3                               Signs.  Tenant shall not install, paint, display, inscribe, place or affix, or otherwise attach, any sign, fixture, advertisement, notice, lettering or direction on any part of the outside of the Premises or the Building or in the interior or other portion of the Common Areas without obtaining the prior written consent of the Landlord, which consent may be withheld in Landlord’s sole discretion.  Notwithstanding the foregoing, Tenant shall have the right to install one (I) sign on the exterior facade of the Building (“Tenant’s Building Sign”) and one (1) sign on the Building monument sign (“Tenant’s Monument Sign”), subject to the following provisions:

(a)                                 Tenant shall bear all costs of design, fabrication, permitting, installation, operation, repair, maintenance, replacement, and removal of Tenant’s Building Sign and Tenant’s Monument Sign (collectively, “Tenant’s Signs”).

(b)                                 Tenant’s Signs shall conform, in all material respects, to the design and specifications reflected in Exhibit G attached to and made part hereof, which have been approved by Landlord; provided that Tenant shall obtain Landlord’s prior written approval as to any material changes to the design and materials used to fabricate Tenant’s Signs.

(c)                                  Tenant shall obtain Landlord’s prior written approval as to any change in (i) the location, method of installation, and lighting, if any, of Tenant’s Building Sign or (ii) the positioning of Tenant’s Monument Sign on the Building monument sign, as reflected in Exhibit G hereto.

(d)                                 Tenant shall obtain Landlord’s prior written approval as to the contractor(s) engaged by Tenant to fabricate and install Tenant’s Signs, provided that Landlord acknowledges and agrees that Chandler Signs is an approved contractor for the purposes of this Section 6.3.

(e)                                  Tenant shall, at its sole expense, obtain all governmental permits necessary for the installation of Tenant’s Signs and shall otherwise comply with all laws, ordinances, rules and regulations pertaining thereto.

(f)                                   In the event that either of Tenant’s Signs is in need of repair or is damaged such that it needs to be removed or replaced, Tenant shall cause such work to be promptly completed at Tenant’s expense.

(g)                                  Upon expiration or earlier termination of this Lease, Tenant shall, at its sole expense, remove Tenant’s Signs and cause all damage to the Building and the Building monument sign due to such removal to be repaired to good condition, including the restoration of any discolored surfaces.

(h)                                 Landlord’s approval required under this Section 6.3 with respect to Tenant’s Signs shall not be unreasonably withheld, delayed or conditioned.

(i)                                     Notwithstanding any provision of this Lease to the contrary, Landlord shall have the right to require Tenant, at its expense, to modify the design of Tenant’s Monument Sign so as to permit Tenant to reposition it on the right one-half of the face of the Building monument sign, in order to accommodate signage for a second Building tenant to be installed on the right one-half of the face of the Building monument sign.

6.4                               Waste and Nuisance.  Tenant shall not commit, suffer or permit any waste, damage, disfiguration or injury to the Premises, the Common Areas, or any other portion of the Building or the fixtures and equipment located therein or thereon.  Tenant shall not permit or suffer any overloading of the Building floors and shall not place therein any heavy business machinery, safes, computers, data processing machines, or other items heavier than customarily used for general office purposes without first obtaining the written consent of Landlord.  Tenant shall not use or permit to be used any part of the Building for any dangerous, noxious or offensive trade or business, and shall not cause or permit any nuisance, noise, or odors in, at or emanating from the Premises that disturbs other Building tenants.

6.5                               Insurance Cancellation.  Tenant shall not do or permit any use to be made of the Premises or Building which will invalidate or cause the cancellation of any insurance policy covering the Premises or the Building; and if Tenant’s use of the Premises causes an increase in the premiums due with respect to any such insurance, Tenant shall pay any such increase or reimburse Landlord for such payments as Additional Rent, together with interest on any amount that may be paid by Landlord, all of which shall be payable by Tenant on demand, Landlord hereby represents to Tenant that the use of the Premises for the Permitted Use will not, in and of itself, result in any cancellation or increase in the premiums due with respect to any insurance policy covering the Premises or the Building.

6.6                               Landlord’s Rules and Regulations.  Tenant shall faithfully observe and comply with the reasonable Rules and Regulations that Landlord shall from time to time promulgate and provide to Tenant in writing with respect to the occupancy and use of the Building, including without limitation the Rules and Regulations attached as Exhibit B to this Lease, which are hereby incorporated herein by this reference.  Landlord reserves the right from time to time to make all reasonable, non-discriminatory modifications to said Rules and Regulations.  The additions and modification to the Rules and Regulations shall be binding upon Tenant upon Landlord giving written notice thereof to Tenant.  Landlord shall enforce the Rules and Regulations in a non-discriminatory fashion and shall make a good faith effort to enforce such rules as reasonably necessary if the violation thereof unreasonably interferes with Tenant’s use and occupancy of the Premises; provided however, Landlord shall not otherwise be responsible to Tenant for the non-performance of any of the Rules and Regulations by any other Building tenants or occupants.  It is further understood and agreed that, if any of the Rules and Regulations conflict with any other provision(s) of this Lease, then such other provision(s) shall govern and control to the extent of said conflict.

6.7                               Landlord’s Access.  Landlord and Landlord’s agents, representatives and designees shall have the right, upon prior notice to Tenant, to enter the Premises as reasonably necessary or desirable to Landlord for the purpose of inspecting the same, showing the same to prospective purchasers, tenants (during the last twelve months of the Lease Term), lenders or other transferees, making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may reasonably deem necessary or desirable, or for any other reasonable purpose as Landlord may determine; provided that the exercise of such right of entry does not unreasonably interfere with Tenant’s use of or access to the Premises; and further provided that any improvements made by Landlord shall not materially reduce the rentable area of the Premises.  It is further understood and agreed, however, that Landlord shall have the right to enter the Premises without prior notice at any time necessary to make any emergency repairs that may be necessary to prevent any personal injury or protect the Building or the property of Tenant or any other tenant or occupant of the Building; provided that Landlord shall give Tenant notice of any such emergency entry as soon as reasonably possible.  It is further under understood and agreed that, if Tenant is unable to use or have access to any portion of the Premises for more than three (3) consecutive business days due to Landlord’s entry as provided in this Section 6.7, then Tenant shall be entitled to an abatement of Rent due for the period of time following such three (3) business days in an amount that is proportionate to the rentable area of that portion of the Premises that is rendered unusable or inaccessible.

7.                                      LANDLORD’S SERVICES; ELECTRIC UTILITY SERVICE.

7.1                               Basic Services.  Subject to any law, rule or governmental order or regulation, and further subject to any circumstance described as “Force Majeure” in Section 22.21, Landlord shall furnish the following services, the cost of which shall be included as part of the Operating Expenses:

(a)                                 Cold water and sanitary sewer service for office lavatory purposes only;

(c)                                  Electricity for lighting exterior Common Areas only;

(d)                                 Landscape maintenance service for the Common Areas; and

(e)                                  Maintenance of the Parking Areas, driveways, and all Common Area walkways.

7.2                               Electrical Utility Service.

7.2.1                     Landlord hereby represents and warrants to Tenant that the existing electrical service to the Premises is sufficient to provide Tenant with at least six and one-half (6.5) watts of electrical power per square foot of Premises rentable area and agrees that such electrical service shall be available to the Premises as of the Commencement Date.

7.2.2                     Landlord shall, at its sole expense, install a separate submeter in the Building to measure the electricity consumed in connection with Tenant’s use and occupancy of the Premises, including, without limitation, the lighting and the operation of all equipment and the HVAC system serving the Premises.  Tenant agrees to pay to Landlord, as Additional Rent, promptly upon demand by Landlord, the amount reasonably determined to be due for electricity furnished to the Premises as measured by said submeter, provided that the amount due shall be based on the rate charged for such service by the electric utility provider, plus any additional expenses reasonably incurred by Landlord in monitoring such consumption.  Landlord shall not be liable for any cessation or interruption of electric utility service to the Premises, except to the extent that such cessation or interruption is due to the negligent conduct or intentional act or omission of Landlord or its employees, agents or contractors; provided that, if electric service to the Premises is interrupted for more than three (3) consecutive business days due to the negligent conduct or intentional act or omission of Landlord or its employees, agents or contractors, then Tenant shall be entitled to an abatement of Rent due for the period of time following such three (3) business days in an amount that is proportionate to the rentable area of that portion of the Premises that is rendered unusable or inaccessible due to such interruption in service.

7.3          Interruption of Services.  Landlord hereby reserves the right from time to time to interrupt Building services as necessary to install, use, maintain, repair, replace and relocate utility service to the Premises and other parts of the Building, and to alter or relocate any other facility in the Building; provided that the exercise of such right shall not unreasonably interfere with Tenant’s use of’ or access to the Premises.  In addition, and notwithstanding any provision hereof to the contrary, Tenant shall not be entitled to any claim against Landlord or to any abatement of Rent, nor shall the same constitute constructive or partial eviction, if Building services are interrupted or curtailed as the result of any actions by Landlord under the preceding sentence or if caused by any circumstance described as “Force Majeure” in Section 22.21 hereof.

8.             MAINTENANCE, REPAIRS AND ALTERATIONS

8.1          Landlord’s Obligations.  Subject to the provisions of Sections 12 and 13 hereof, Landlord shall keep in good order, condition and repair the foundation, roof, exterior walls, and other structural portions of the Building, the Common Areas, and the mechanical, electrical, plumbing and fire/life safety systems serving the Building; provided that (i) all costs incurred by Landlord in making any such repairs or performing such maintenance shall be Operating Expenses as defined in Section 5.2, and (ii) Landlord shall have no obligation to perform any act which is the obligation of Tenant under this Lease; and further provided that notwithstanding the foregoing, Tenant shall be required to repair, at its sole expense, any damage to the Premises or Building caused by any negligent or intentional act or omission of Tenant, its employees, contractors, agents, or invitees.  Tenant hereby expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.  Other than as specifically provided in this Section, Landlord shall not be obligated to make any repairs or improvements of any kind, in, upon, about, or to the Premises or the Building; provided that Landlord agrees that it will maintain the Building, including the Common Areas, pursuant to this Section 8.1 in a manner consistent with comparable office buildings in the vicinity of the Building.

8.2          Tenant’s Obligations.

8.2.1       Subject to the provisions of Sections 12 and 13 hereof, Tenant, at Tenant’s expense, shall keep the Premises in good order, condition and repair, including, without limitation, all plumbing, electrical, HVAC and lighting facilities and equipment located within the Premises, fixtures, interior walls and interior surfaces of exterior walls, ceilings, windows, doors, plate glass and skylights located within the Premises.  All damage or injury to the Building or to the Premises, fixtures, appurtenances and/or equipment caused by the Tenant in moving property in or out of the Building or the Premises or by Tenant’s installation or removal of furniture, fixtures, or other property, or from any other cause of any kind or nature whatsoever due to neglect, improper conduct, or other cause of Tenant, its agents, employees, invitees, contractors or subcontractors shall be repaired, restored, or replaced promptly by Tenant at its sole cost and expense to the reasonable satisfaction of Landlord.  All repairs made by Tenant shall be at least of the same quality, design and class as that of the original work.

8.2.2       Tenant further agrees that it will abide by, keep and observe all reasonable Rules and Regulations which Landlord may make from time to time for the management, safety, care and cleanliness of the Building and Common Areas, the parking of vehicles and the preservation of good order therein as well as for the convenience of other occupants and tenants of the Building.

8.2.3       In the event that Tenant fails to keep the Premises in good order, condition and repair while this Lease remains in effect, then as soon as possible after written demand (which written demand shall not be required in the case of an emergency), Landlord may restore the Premises to such good order and condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s property or business by reason thereof; and upon completion of such repairs, Tenant shall reimburse Landlord upon demand and as Additional Rent the cost of restoring the Premises to such good order and condition, together with interest thereon from the date such costs were incurred by Landlord.

8.3          Alterations and Additions.

8.3.1       Except as may be otherwise provided in the Work Letter, Tenant shall not, without Landlord’s prior written consent, construct or install any alterations, improvements or additions (referred to collectively herein as “Alterations”) in, on or about the Premises, such consent to be granted in Landlord’s sole discretion; provided that Tenant is not required to obtain Landlord’s consent or approval of any Alterations that consist of (1) the installation of decor, trade fixtures or equipment or (ii) any minor construction costing less than Thirty Thousand Dollars (530,000.00) in any one instance which does not affect the structure of the Building or any electrical, plumbing or mechanical system serving any portion of the Building other than the Premises.  It is further understood and agreed that, where Landlord’s prior written consent is required, Landlord shall not unreasonably withhold, condition or delay consent to any Alterations that (i) do not affect any structural element of the Building or any electrical, mechanical plumbing or other system serving any portion of the Building other than the Premises and (ii) are not visible from outside the Premises; provided that Landlord’s failure to give Tenant written notice of its refusal to grant consent to any proposed Alterations within the ten (10) business day period following the date of of Landlord’s receipt of Tenant’s proposed detailed plans and specifications (as required in Section 8.3.2 below) shall be deemed to constitute Landlord’s approval of same.  As a condition to the approval of any Alterations proposed by Tenant, Landlord may require that Tenant remove any or all of said Alterations at the expiration of the Lease Term, or such other time at which Tenant ceases to possess the Premises, and restore the Premises to their prior condition; provided that Landlord’s written approval of such Alterations must advise Tenant of this requirement.  Notwithstanding any provision to the contrary, Tenant shall not be required to remove any of the Tenant Improvements constructed and installed pursuant to the Work Letter.  Should Tenant make any Alterations without the prior written approval of the Landlord, Landlord may require that Tenant immediately remove any or all of such items and/or Landlord may declare a default by Tenant under this Lease.  Except in connection with normal interior decorating of the Premises, Tenant shall not place any holes in any part of the Premises, and in no event shall Tenant place any exterior or interior signs or interior drapes, blinds, or similar items visible from the outside of the Premises without the prior written approval of Landlord, which approval may be withheld in Landlord’s sole discretion.

8.3.2       Any Alterations that Tenant shall desire to make (and which require Landlord’s prior written approval) shall be presented to Landlord in written form with proposed detailed plans and specifications.  If Landlord shall give its consent, the consent shall be deemed conditioned upon:  (i) Tenant acquiring any required permit(s) to do the work from appropriate governmental agencies and furnishing a copy thereof to Landlord prior to the commencement of the work; and (ii) Tenant’s compliance with all conditions of any such permit(s) and with all specifications in the Landlord-approved plans in a prompt and expeditious manner.  Tenant shall not permit any of the work to be performed by persons not currently licensed and insured under any applicable licensing laws or regulations pertaining to the types of work to be performed.  Landlord shall not be deemed unreasonable in the exercise of its discretion for withholding approval of any Alterations which involve or might affect any structural or exterior element of the Building, any area or element outside of the Premises, or any Building system or facility serving any area of the Building outside of the Premises, or which will require unusual expense to re-adapt the Premises to normal office use on the termination or expiration of the Lease.  Landlord may require Tenant, at Tenant’s sole cost and expense, to obtain and provide to Landlord a lien and completion bond (or such other applicable bond as determined by Landlord) in an amount equal to one and one-half (1-1/2) times the estimated cost of any approved Alterations costing more than Two Hundred Fifty Thousand Dollars ($250,000.00) in any one instance, to insure Landlord against liability, including but not limited to liability for mechanic’s and material men’s liens and to insure completion of the work.

8.3.3       Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic’s or material men’s lien against the Premises or the Building.  Tenant shall give Landlord not less than ten (10) days notice prior to the commencement of any work in, on or about the Premises, and Landlord shall have the right to post notices of non-responsibility in, on or about the Premises as provided by law.  Tenant shall have no power or authority to do any act or make any contract which may create or be the basis for any lien upon the interest of the Landlord, the Premises or the Building, or any portion thereof.  If any mechanics or other lien or any notice of intention to file a lien shall be filed or delivered with respect to the Premises or the Building, based upon any act of the Tenant or of anyone claiming through the Tenant, or based upon work performed or materials supplied allegedly for the Tenant, Tenant shall cause the same to be canceled and discharged of record within thirty (30) days after the filing or delivery thereof.  If Tenant has not so canceled the lien within thirty (30) days as required herein, Landlord may, but shall not be required to, pay such amount, and the amount so paid, together with interest thereon from the date of payment and all legal costs and charges, including attorneys’ fees, incurred by Landlord in connection with said payment and cancellation of the lien or notice of intent, shall be Additional Rent and shall be due and payable on demand.  Landlord may, at its option and without waiving any of its rights set forth in the immediately preceding sentence, permit Tenant to contest the validity of any such lien or claim; provided that in such event, Tenant shall at its expense defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against Landlord, the Premises or the Building.  Notwithstanding the foregoing, Landlord may at any time require Tenant to promptly deposit with the court exercising jurisdiction over such disputed lien such amount as may be necessary under applicable statutes to cause the release and discharge of the lien; and if Tenant shall fail to do so, Landlord may deposit such amount, in which event such amount, together with interest thereon from the date of payment and all legal costs and charges, including attorneys’ fees, incurred by Landlord in connection therewith shall be deemed Additional Rent and shall be payable on demand.  Nothing herein contained shall be construed as a consent on the part of Landlord to subject the interest and estate of Landlord to liability under any lien law of the state in which the Premises are situated, for any reason or purpose whatsoever, it being expressly understood that Landlord’s interest and estate shall not be subject to such liability and that no person shall have any right to assert any such lien.

8.3.4       Unless Landlord requires removal of any Alterations as set forth in this Section, all Alterations which may be made on the Premises shall, at the expiration of the Lease Term or such other time at which Tenant ceases to possess the Premises, become the property of Landlord and remain upon and be surrendered with the Premises, Notwithstanding the provisions of this Section, Tenant’s machinery, equipment and any trade fixtures, other than fixtures that cannot be removed without material, irreparable damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of this Section; provided that there is no existing Tenant Default under this Lease at the time Tenant ceases to possess the Premises.  Tenant shall, at its sole expense-, repair any damage to the Premises resulting from the removal of any of Tenants machinery, equipment and trade fixtures pursuant to this Section or shall reimburse Landlord for the cost of any such repairs within thirty (30) days of Landlord’s demand for payment.

8.4          Disabilities Law Compliance.  Landlord shall deliver the Premises to Tenant on the Commencement Date in compliance with the Americans with Disabilities Act of 1990 and the Texas Accessibility Standards (collectively, the “Disability Laws”).  Thereafter, Tenant shall be responsible for, and shall bear all costs and expenses associated with, any and all improvements to the Premises which may be required by the Disability Laws, for the accommodation of disabled individuals who may be employed from time to time by Tenant, or any disabled customers, clients, guests, or invitees or sublessees.  Notwithstanding the foregoing, in no event will Tenant be obligated to perform structural alterations to comply with Disability Laws unless compliance therewith was triggered by any Alterations or Tenant’s specific use of the Premises, Tenant shall indemnify and hold Landlord harmless from and against any and all liability incurred arising from the failure of the Premises to conform with the Disability Laws as a result of any Alteration or Tenant’s specific use of the Premises, including the cost of making any alterations, renovations or accommodations required by the Disability Laws, or any government enforcement agency, or any courts, any and all fines, civil penalties, and damages awarded against Landlord (or those awarded against Tenant which could become a lien upon the Building) resulting from a violation or violations of the Disability Laws as a result of any Alteration or Tenant’s specific use of the Premises, and all reasonable legal expenses and court costs incurred in defending claims made under the Disability Laws, including without limitation reasonable consultants’, attorneys’ and paralegals’ fees, expenses and court costs.

9.             TENANT’ USE OF COMMON AREAS.

Tenant’s non-exclusive use of the Common Areas shall be subject to such the Rules and Regulations set forth in Exhibit B hereto, subject to any changes made by Landlord pursuant to this Lease.  Tenant agrees to repair at its cost any damages to the Common Areas occasioned by its negligence or intentional misconduct or that of its officers, agents, representatives, customers, employees or invitees.

10.          PERSONAL PROPERTY TAXES.

10.1        Payment.  Tenant shall pay prior to delinquency all taxes assessed against and levied upon all fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere, including without limitation any leasehold improvements to the Premises that may be classified as personal property (collectively referred to as “Personal Property”).  If Tenant’s Personal Property, or any part thereof, is assessed as part of Landlords real property, Tenant shall pay Landlord the taxes attributable to Tenant Personal Property within thirty (30) days after receipt of a written notice from Landlord setting forth the amount of such taxes, and if Tenant fails to do so, Landlord may make such payment and the amount so paid, together with interest thereon from the date paid, shall be Additional Rent and shall be due and payable to Landlord on demand.

10.2        Evidence of Payment.  Tenant shall promptly deliver to Landlord, upon Landlord’s written request, receipts for payments of all taxes, charges, rates, dues, assessments and licenses in respect of all of Tenant’s Personal Property.

11.          INSURANCE AND INDEMNITY.

11.1        Liability Insurance.  At all times during the Lease Term, Tenant shall, at Tenant’s expense, obtain and keep in force:  (1) commercial general liability insurance, insuring Tenant against any liability for bodily injury and property damage claims arising out of the use, occupancy or maintenance of the Premises and all areas appurtenant thereto, with combined single limit general liability coverage in an amount not less than $1,000,000.00 bodily injury and property damage, and $2,000,000.00 in the aggregate; (ii) not less than $2,000,000.00 umbrella liability coverage; (iii) workers compensation insurance at statutory levels; (iv) employers liability insurance, with minimum liability limits of $1,000,000 bodily injury by accident for each accident, $1,000,000 bodily injury by disease policy limit, and $1,000,000 bodily injury each employee; and (v) commercial hired/non-hired automobile liability coverage with a combined single limit of not less than $1,000,000 for each accident.  The foregoing insurance coverage amounts are understood to be minimum requirements and are not intended to in any way limit any liability of Tenant under this Lease.  If in the reasonable opinion of Landlord the amount of liability insurance required hereunder is not adequate, then not more frequently than once during each year of the Lease Term and any extension or renewal term, if any, Tenant shall increase said insurance coverage as reasonably required by Landlord.

11.2        Property Insurance.

11.2.1     Landlord shall obtain and keep in force during the Lease Term “all risk” or “special form” insurance coverage on the Building (including all Building standard leasehold improvements) in the amount of the full replacement cost (without regard to depreciation) of the Building.  Landlord may also, but shall not be required to, procure any other insurance policies respecting the Premises or Building which Landlord reasonably deems necessary.

11.2.2     Tenant shall also obtain and keep in force during the Lease Term, at Tenant’s expense, “all risk” or “special form” coverage insurance upon the property of every description and kind owned by Tenant and located in the Building or for which Tenant is legally liable or installed by or on behalf of Tenant, including without limitation, furniture, fittings, installations, Alternations, additions, partitions, fixtures and anything in the nature of leasehold improvements that are not covered as part of the Building standard leasehold improvements, such insurance to cover the full replacement cost thereof (without regard to depreciation).  Such insurance shall insure Tenant and Landlord, and in the event that there shall be a dispute as to the amount which comprises the full replacement cost, the determination thereof by Landlord shall be conclusive.  If Tenant shall fail to procure and maintain the insurance required hereunder within the five (5) business day period following Landlord’s written demand, Landlord may, but shall not be required to, procure and maintain the same, and any amount so paid by Landlord for such insurance shall be Additional Rent which, together with interest thereon from the date paid, shall be due and payable by Tenant on demand.

11.3        Insurance Policies, Insurance required by Tenant hereunder shall be in companies rated A- / Class VII or better in “Best’s Insurance Guide” and shall also include Landlord and Landlord’s property manager and asset manager for the Building as additional insured parties; provided that prior to taking possession of the Premises, Tenant shall deliver to Landlord copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable and additional insured clauses reasonably satisfactory to Landlord.  No such policy shall be cancelable or subject to reduction of coverage or other modification except after ten (10) days’ prior written notice to Landlord.  Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals thereof; and in the event Tenant fails to timely provide Landlord with evidence of renewal, Landlord may, but shall not be required to, order such insurance and charge the cost thereof to Tenant, which amount, together with interest thereon, shall be Additional Rent and shall be payable by Tenant on demand.

11.4        Waiver of Subrogation, Landlord and Tenant each waives any and all rights of recovery against the other and its officers, employees, agents and representatives for loss or damage to the property of the waiving party or the property of others under its control, where such loss or damage is insured against under any insurance policy in force at the time of such loss or damage.  Upon obtaining the property insurance policies as required in this Lease, both Tenant and Landlord shall (i) give notice to their respective insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease and (ii) insure that their respective insurance policies include a waiver by the insurance carrier of all rights of subrogation against Landlord or Tenant in connection with any insured loss or damage.

11.5        Indemnification and Hold Harmless.

11.5.1     Subject to the waiver of subrogation set forth in this Section, Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, liabilities, damages and costs, including attorneys fees, incurred by Landlord which arise from Tenant’s use of the Premises or the Building or from the conduct of its business or from any activity, work or things which may be permitted or suffered by Tenant in, on or about the Premises or the Building.  Tenant shall further indemnify, defend and hold Landlord harmless from and against any and all claims, liabilities, damages and costs, including reasonable attorneys fees, incurred by Landlord which arise from any breach or default in the performance of any obligation on Tenant’s part to be performed under any provision of this Lease or which arise from any negligence of Tenant or any of its contractors, agents, representatives, customers, employees or invitees.

11.5.2     Subject to the waiver of subrogation set forth in this Section and any other express exemptions from liability as provided in this Lease, Landlord shall indemnify, defend and hold Tenant harmless from any and all claims, liabilities, damages and costs, including attorneys fees, incurred by Tenant which arise from any breach or default in the performance of any obligation on Landlord’s part to be performed under any provision of this Lease or which arise from any negligence or willful misconduct of Landlord or any of its contractors, agents, representatives, customers, employees or invitees.

11.6        Exemption of Landlord from Liability.  Tenant hereby agrees that Landlord shall not be liable for and waives any claim in connection with any injury to Tenant’s business or any loss of income, including without limitation from any damage to the goods, wares, merchandise or other property of Tenant, Tenant’s employees, representatives, agents, invitees, customers or any other person in, on or about the Premises or Building; nor shall Landlord be liable for injury to the person of Tenant, Tenant’s employees, representatives, agents, customers, or invitees, whether any such damage or injury is caused by or results from fire, steam, electricity, gas, water, rain, wind storm, tornado or hurricane or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting or other electrical fixtures, or from any other cause, and whether the said damage or injury results from conditions arising upon the Premises or any other cause, and whether the said damage or injury results from conditions arising upon the Premises or Building or from other sources or places, and regardless of whether the cause of such injury or the means of repairing the same is inaccessible to Landlord or Tenant, unless such injury, loss of income or damage is caused by the Landlord’s gross negligence or intentional acts or omissions.  Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant or occupant of the Building.  Tenant hereby assumes all risk of damage to property or injury to persons in, on or about the Premises or the Building from any cause (except as may be otherwise provided for herein), and Tenant hereby waives all claims in respect thereof against Landlord, excepting where said damage arises out of the negligence or intentional acts or omissions of Landlord, and except where otherwise provided herein.

12.          DAMAGE OR DESTRUCTION.

12.1        Option to Terminate Lease.  If either (i) more than sixty percent (60%) of the rentable area of the Premises shall be substantially damaged by fire or other casualty or (ii) the Premises or any substantial part thereof shall be damaged or destroyed by fire or other casualty to the extent that the repairs and restoration thereof can be reasonably anticipated to take longer than one hundred eighty (180) days, then, in either such instance, Landlord or Tenant may, at its option, elect to terminate this Lease by giving notice to the other within thirty (30) days after Landlord receives actual notice of such fire or other casualty; provided however that Tenant shall have no option to terminate this Lease if such damage or destruction is caused by the intentional misconduct of Tenant or Tenant’s contractors, agents, representatives, employees, customers or invitees.  In the event that either party gives the other timely notice of termination, the Lease Term shall expire by lapse of time upon the tenth (10th) day after such termination notice is given.  Should neither party give the other timely notice of termination, then the provisions of this Lease pertaining to repair and restoration of the Building and the Premises shall apply.

12.2        Obligation to Repair or Restore.  If and only if all of the following conditions are met with respect to any casualty damage to or destruction of the Premises, Landlord or Tenant may not elect to terminate the Lease as provided in this Section, but rather Landlord must repair or restore the Premises:

(a)           The damage or destruction to the Building and the Premises is less than fifty percent (50%) of the replacement cost thereof as determined by Landlord;

(b)           The Landlord is either fully insured or insurance is required hereunder that would cover the casualty that caused the damage or destruction, the insurance claim has been paid, and the insurance proceeds have been made available to Landlord by the holder or holders of any mortgages or deeds of trust covering the Premises;

(c)           The date of the damage or destruction is more than two (2) years prior to the Expiration Date or the expiration of any renewal or extension term; and

(d)           Less than sixty percent (60%) of the total rentable area of the Building is so damaged or destroyed, as determined by Landlord, regardless of the percentage of rentable area of the Premises which may be damaged or destroyed.

12.3        Restoration.  Should either (i) the termination option as provided above in this Section not apply or, if applicable, should neither party elect to timely exercise such option, or (ii) should Landlord otherwise be required to repair and restore the Premises as provided herein, then Landlord shall repair or restore the Premises to substantially the same condition as existed before such damage or destruction.  Upon electing to repair or restore or being required to repair or restore pursuant to this Section, Landlord may proceed with reasonable dispatch to perform the necessary work, and the Base Rent and the Additional Rent attributable to Tenant’s Proportionate Share of the Operating Expenses due for the period following the casualty shall be abated in proportion to the unusable Premises for a period commencing as of the date of the casualty damage until the repairs and restoration of the Premises are substantially complete.  Landlord shall not be liable to Tenant for any delay which arises by reason of any Force Majeure as described in Section 22.21 or any other cause beyond Landlord’s control, and in no event shall Landlord be liable for any loss of profits or income experienced by Tenant as a result of such casualty damage or repair and restoration work, If such repair or restoration is not substantially complete within one hundred eighty (180) days after the date it is determined that Landlord is obligated to make such repairs, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate at any time after the expiration of said one hundred eighty (180) day period and before Landlord’s substantial completion of such repair or restoration; provided that if Tenant delivers said notice in a timely manner, this Lease shall terminate as of the date of the fire or other casualty.

12.4        Obligations of Tenant.  Except as may otherwise be provided in this Section 12, Tenant’s obligations under this Lease shall not be affected by any damage to or destruction of the Premises resulting from any cause whatsoever.  Tenant hereby expressly waives any and all rights it might otherwise have under any law, regulation or statute which would act to modify the provisions of the immediately preceding sentence.

13.          CONDEMNATION.

If the Premises are taken under any public or private power of eminent domain, or sold by Landlord under the threat of the exercise of said power (all of which is herein referred to as “condemnation”), or if any portion of the Building is so condemned so that it would not be practical, in Landlord’s reasonable judgment, to continue to maintain the Building, this Lease shall terminate as of the date of the condemning authority takes title or possession, whichever occurs first.  If more than ten percent (10%) of the rentable area of the Premises is so condemned, both Landlord and Tenant shall have the right to terminate this Lease as of the date the condemning authority takes title or possession, whichever occurs first, by giving written notice of such termination to the other not later than thirty (30) days after said date; provided that should neither Landlord nor Tenant elect to so terminate this Lease in a timely manner, then the Lease shall remain in full force and effect as to the portion of the Premises not so taken, Tenant’s Base Rent and Tenant’s Proportionate Share shall be reduced proportionately to reflect the reduction in the rentable area of the Premises (such reduction, if any, to take effect as of the date which is thirty (30) days after the date of which the condemning authority takes title or possession, whichever first occurs), and if repairs or restorations to that portion of the Premises not taken are deemed reasonably necessary by Landlord to render such portion reasonably suitable for the purposes for which is was leased, Landlord shall perform such work at its own cost and expense.  Notwithstanding any obligation to restore the Premises however, Landlord shall not be required to expend any amount greater than the amount actually received by Landlord as compensation for the portion of the Premises taken by the condemning authority.  All awards for any taking of any part of the Premises or any payment made under the threat of the exercise of power of eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of the leasehold or for the taking of the fee or as severance damages, No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof, except that any award or other compensation made for any taking is subject to the rights of the first mortgagee up to the amount of its lien and of any junior mortgagee, as may be permitted by the first mortgagee, up to the full amount of such junior lien; provided, however, that Tenant shall be entitled to any portion of the award allocated to loss of or damage to Tenant’s trade fixtures and removable personal property and/or for the interruption of or damage to Tenant’s business.

14.          ASSIGNMENT AND SUBLETTING

14.1        Landlord’s Consent Required.

14.1.1     Tenant shall not voluntarily, or by operation of law, assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void and shall constitute a breach of the Lease.  Any transfer of Tenant’s interest in this Lease or in the Premises from Tenant by merger, consolidation or liquidation, or by any subsequent change in the ownership of fifty percent (50%) or more of the capital stock of Tenant shall be deemed to be an assignment within the meaning of this Section 14; provided that Landlord’s consent shall not be required if Tenant provides Landlord with reasonably satisfactory evidence that the transferee of Tenant’s interest in this Lease or in the Premises as the result of any such merger, consolidation or liquidation, or change in the ownership of a controlling interest in Tenant’s capital stock, has a net worth equal to or greater than Tenant’s net worth as of the Lease Date.  It is further understood and agreed that a transfer of Tenant’s capital stock as the result of open market transactions conducted through a recognized publically traded stock exchange (including, without limitation, as part of an initial public offering) shall not be deemed to be an assignment of this Lease within the meaning of this Section 14.  Notwithstanding the foregoing, Landlord’s prior written consent to Tenant’s sublease of less than twenty-five percent (25%) of the rentable area of the Premises (on a cumulative basis) shall not be required; provided that Tenant shall be required to give Landlord written notice of the name and contact information of any and all subtenants prior to their occupancy of any portion of the Premises.

14.1.2     As a condition of obtaining Landlord’s consent (where required), Tenant shall submit to Landlord the name of the proposed assignee or subtenant, the terms and provisions of the proposed transaction, and such information as to the nature of the proposed assignee’s or subtenant’s business and its financial responsibility and credit-worthiness as Landlord may reasonably require, together with the effective date of the proposed transfer, which date shall be at least fifteen (15) days after the date of submission of such information to Landlord.  Landlord’s failure to consent to any proposed transfer under this Section shall not be deemed unreasonably withheld if:  (i) the occupancy resulting from such transfer will not be consistent with Permitted Use or the general character of the business carried on by the tenants of the Building or violates any rights or options held by any other tenant of the Building; or (ii) any proposed assignee of this Lease does not have the financial strength and stability to pay the Rent due or otherwise perform the obligations of this Lease; or (iii) Landlord is unable to obtain reasonably satisfactory guaranties from one or more owners or affiliates of any proposed assignee having a net worth less than Tenant as necessary to provide reasonable assurance to secure the performance of the financial obligations under this Lease; or (iv) any proposed sublease does not incorporate this Lease in its entirety so as to be subject and subordinate to the terms of this Lease; or (v) any proposed sublease does not require the sublessee to attorn to Landlord at Landlord’s option in the event of a default by Tenant under this Lease beyond the expiration of any applicable notice and cure period; or (vi) Tenant does not agree to pay to Landlord, as Additional Rent, fifty percent (50%) of all moneys or other consideration received by Tenant from its transferee in excess of the amounts owed by Tenant to Landlord under this Lease, net of any commissions, legal fees and any other transaction costs.  It is understood and agreed that Landlord’s failure to give Tenant written notice of its refusal to grant consent to any proposed assignment or sublease as may be required pursuant to this Section 14 within the ten (10) business day period following the date of of Landlord’s receipt of the information required in this Section 14.1.2 shall be deemed to constitute Landlord’s approval of same.

14.1.3     Notwithstanding anything in this Lease to the contrary, Landlord shall have no obligation to grant consent to any transfer as defined in this Section if Tenant is in default under this Lease (beyond the expiration of any applicable notice and cure period) at the time the request for consent is made or at any time thereafter through the effective date of the transfer.

14.2                        Landlord’s Right to Terminate.  If Tenant proposes to assign this Lease or to sublet all or substantially all of the Premises, and such assignment or sublease is subject to Tenant first obtaining Landlord’s prior written approval, then Landlord shall have the right, exercisable by notice in writing after receipt of the request by Tenant, to terminate this Lease upon execution of an agreement between Landlord and the proposed assignee or subtenant; provided that Landlord shall not have any such termination right if Tenant withdraws its request to enter into such assignment or sublease within ten (10) days after being notified by Landlord that it has elected to exercise said termination right.

14.3                        No Release of Tenant.  Regardless of Landlord’s consent, no subletting or assignment or other transfer described in Section shall release Tenant from any of the obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder.  Consent to one assignment, subletting or other transfer shall not be deemed consent to any subsequent transfer.  In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the provisions hereof (beyond the expiration of any applicable notice and cure period), Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee or successor.  Landlord may consent to subsequent assignments, subletting, or transfers of this Lease or amendments or modifications to this Lease with assignees or successors of Tenant without notifying Tenant and without obtaining its consent thereto, and no such action by Landlord shall relieve Tenant of liability under this Lease.

14.4                        Attorneys’ Fees and Administrative Fees.  In the event Tenant shall request the consent of Landlord to any assignment, subletting or transfer or if Tenant shall request the consent of Landlord for any other act which Tenant proposes to do under any other provision of this Lease, then Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection with the consideration or evaluation of such request.  In addition, in the event that Landlord shall consent to a sublease, assignment or transfer under Section, Tenant shall pay Landlord a fee of Five Hundred Dollars ($500.00) to defray Landlord’s administrative costs incurred in connection with such transfer.

14.5                        Right to Collect Rent.  The acceptance of rent by Landlord from any person other than Tenant shall not be deemed to be a waiver by Landlord of any provision of this Lease.  If the Premises are sublet or occupied by anyone other than Tenant and Tenant is in default hereunder (beyond the expiration of any applicable notice and cure period), or this Lease is assigned by Tenant, then, in any such event, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent reserved in this Lease, but no such collection shall be deemed a waiver of the covenant in this Lease against assignment and subletting or the acceptance of such assignee, subtenant or occupant as tenant, or a release of Tenant from further performance of the covenants contained in this Lease.

15.                               DEFAULTS; REMEDIES.

15.1                        Tenant’s Default.  The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant (“Tenant Default”):

(a)                                 The failure by Tenant to make any payment of Base Rent, Additional Rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) business days after written notice thereof from Landlord; or

(b)                                 The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than delays due to any Force Majeure), which shall no event include the failure to pay Rent, where such failure shall continue after a period of ten (10) days following written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure as soon as possible within said ten (10) day period and thereafter diligently prosecutes such cure to completion; or

(c)                                  Either:  (1) the insolvency of the Tenant or the execution by the Tenant of an assignment for the benefit of creditors, or the convening by Tenant of a meeting of its creditors, or any class thereof, for the purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of the Tenant to generally pay its debts as they mature; or (ii) the filing by or for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); or (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

15.2                        Landlord’s Remedies.

15.2.1              In the event of a Tenant Default, Landlord shall have the right at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may otherwise have under applicable law, either to terminate this Lease or to re-enter without terminating this Lease and remove all persons and property from the Premises and, at its option, to attempt to re-let the Premises or any portion thereof, using any force as may reasonably be necessary to accomplish said purposes, all without being deemed guilty of trespass or forcible entry or becoming liable for any loss or damage which may be occasioned thereby.

15.2.2              In order to regain possession of the Premises and to deny Tenant access thereto, Landlord or its agent may, at the expense and liability of Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant, and thereafter, Landlord shall have no obligation to provide Tenant a key to any new locks installed in the Premises or grant Tenant access to the Premises.  Landlord may take the actions described in this Section without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer and without incurring any liability for any damage resulting from such actions, including any liability arising under Chapter 93 of the Texas Property Code, as amended (the “ITC”), and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law; Tenant hereby waiving any right to claim damage for such reentry and expulsion, including any rights granted to Tenant by Chapter 93 of the TPC.

15.2.3              If Tenant shall fail to remove any property which it is entitled to remove from the Premises upon the termination of this Lease, or any extension or renewal hereof, or upon a re-entry by Landlord for any cause whatsoever, or upon Tenant’s ceasing to possess the Premises for any reason, then Landlord, at its option, may:  (i) remove such property and store or dispose of same without liability for loss or damage thereto, and Tenant agrees to pay to Landlord on demand any and all expenses reasonably incurred in such removal, including court costs and reasonable attorneys’ fees, storage and insurance charges on such property for any length of time the same shall be in Landlord’s possession; or (ii) Landlord may, without notice, sell such property, or any part thereof, at private or public sale and without legal process, for such price or consideration as the Landlord may obtain, and apply the proceeds of such sale to the payment of any amounts due under this Lease and to the reasonable expenses incidental to the removal and sale of such property, cleaning the Premises, and any other reasonable expense, rendering the surplus, if any, to the Tenant, provided that, in the event the proceeds of any such sale or sales are insufficient to reimburse the Landlord, Tenant shall pay such deficiency upon demand.  Tenant acknowledges and agrees that any such disposition of Tenant’s property in the above-described manner by Landlord shall be deemed to be commercially reasonable and that no bailment shall be created by Landlord’s exercise of any of its rights under this Section.

15.2.4              Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings, or pursuant to any notice provided for by law, Landlord may make such alterations, additions, improvements and repairs as may be necessary in order to re-let the Premises, and may, at its option, attempt to re-let the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms and conditions as Landlord may determine to be advisable.  Upon each such re-letting, all rentals received by the Landlord shall be applied as follows:  (i) first to the payment of any costs and expenses of such re-letting, including brokerage fees and attorney’s fees and the cost of such alterations, additions, improvements and repairs; (ii) second, to the payment of Base Rent due and unpaid hereunder; and (iii) third, the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder, provided that Tenant shall have no right to claim any interest in all or any portion of said residue.  If the rent and other charges paid or to be paid to Landlord by any new tenant pursuant to any re-letting exceed the monetary obligations of Tenant, Tenant shall have no right to claim any interest in all or any portion of said excess.  If such Rent received from such re-letting during any month be less than that to be paid during the month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord on the date on which the Rent would have been payable hereunder if possession had not been retaken.  Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises for any reason, or in the event the Premises are re-let, for failure to collect the rent thereof under such re-letting.  No such re-entry or taking possession of the Premises by Landlord or any acts pursuant thereto shall be construed as an election by Landlord to terminate this Lease unless a written notice of such termination is given to Tenant by Landlord.  No notice from Landlord under this Lease or under any applicable forcible entry and detainer or eviction statue or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states.  Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

15.2.5              If Landlord shall at any time terminate this Lease due to a Tenant Default, then, in addition to any other remedies, Landlord may recover from Tenant all damages incurred by reason thereof, including the cost of recovering the Premises, reasonable attorneys’ fees, and an amount equal to the full amount of the Rent (discounted to present value) and such other charges as are required to be paid by Tenant under the terms of this Lease for the remainder of the stated Lease Term less the then reasonable market rental value of the Premises for the remainder of the stated Lease Term (discounted to present value), all of which amounts shall be immediately due and payable from Tenant to Landlord; provided, however, that if the then reasonable market rental value of the Premises exceeds the value of the Rent and other charges required to be paid by Tenant under this Lease as aforesaid, Tenant shall have no right to claim any interest in all or any portion of such excess value.

15.2.6              Each of Landlord’s remedies set forth in this Section shall not be exclusive, but rather shall be considered cumulative with any other legal or equitable remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located.  To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease.  Suit or suits for the recovery of the amount of damages set forth hereinabove may be brought by Landlord, from time to time, at Landlord’s election, and no provision of this Lease shall be deemed to require Landlord to await the date whereon this Lease or the Lease Term hereof would have expired had there been no event of default.  Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by any statue or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this Section.

15.3                        Default by Landlord.  Landlord shall not be in default hereunder unless Landlord fails to perform any obligation required of Landlord within ten (10) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises, specifying the manner in which Landlord has failed to perform such obligation; provided however, that if the nature of Landlord’s obligation is such that more than ten (10) days are required for performance as determined by Landlord, then Landlord shall not be in default if Landlord commences performance within such ten (10) day period and thereafter diligently prosecutes the same to completion; and provided further that Landlord’s obligation to perform any act under this Lease shall be excused for any period of time during which Landlord is prevented from performing because of any circumstance beyond Landlord’s reasonable control.  Subject to the provisions of this Lease, Tenant shall have any legal and equitable right and remedy under applicable law should Landlord be in default hereunder; provided that Tenant’s remedies upon Landlord’s default are further limited as set forth in Sections 16 and 22.3 below.

15.4                        Tenant’s Self-Help Rights.  If Landlord fails to perform any obligation required of Landlord within ten (10) days after Tenant’s written notice given pursuant to Section 15.3 hereof, and provided such default by Landlord either (i) creates a risk of personal injury or material property damage or (ii) materially interferes with Tenant’s access to or use of the Premises, then, subject to Tenant first giving Landlord not less than five (5) business day’s prior written notice (“Self-Help Notice”) as hereinafter provided, Tenant may, but shall not be obligated to, take such action as may be reasonably required to cure Landlord’s default; and in any such event, Tenant shall have the right to offset against the Rent payable hereunder the reasonable cost of such curative measures as supported by written evidence thereof to be provided to Landlord.  Any Self-Help Notice given by Tenant shall specify the nature of Landlord’s default under this Lease and Tenant’s intended curative measures.

15.5                        Interest on Past Due Obligations.  Except as may expressly be provided in this Lease to the contrary, any amount due to Landlord not paid when due shall bear interest at the lesser of either:  (1) a rate equal to the sum of the prime rate as published by The Wall Street Journal, as the same may fluctuate from and after the date on which the payment was first due through the date on which the payment is paid in full, plus four percent (4%) per annum; or (ii) the highest rate allowed under applicable law.  Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

16.                               RIGHTS OF MORTGAGEES.

16.1                        Definitions, As used throughout this Section, the term “mortgage” shall refer to any mortgage, deed of trust or ground lease affecting the Premises, and the term “mortgagee” shall refer to the holder of any such mortgage, deed of trust, or ground lease.

16.2                        Subordination.  Subject to Landlord’s obligation to provide Tenant with a commercially reasonable “SNDA” (as hereinafter defined) as executed by the mortgagee, this Lease and the rights of Tenant hereunder shall be and are hereby made subject and subordinate to the provisions of any mortgage affecting the Premises, to each advance made or hereafter to be made under the same, and to all renewals, modifications, consolidations and extensions thereof and all substitutions therefor.  This Section shall be self-operative and no further instrument of subordination shall be required.  However, in confirmation of the provisions of this Section, Tenant shall execute and deliver promptly any certification or instrument that Landlord or any mortgagee may request, and should Tenant fail to do so within ten (10) days after written demand, Landlord may declare this Lease to be in default.  If any mortgagee shall elect to subordinate the lien of its mortgage to Tenant’s interest under this Lease and shall give written notice of such election to Tenant, then, regardless of whether this Lease is dated prior or subsequent to the date of said mortgage or the date of recording thereof, this Lease shall be deemed a prior interest to such mortgage.

16.3                        SNDA.  Within five (5) business days following the Lease Date, Landlord shall provide Tenant with a commercially reasonable subordination, non-disturbance and attornment agreement (“SNDA”) executed by the current Building mortgagee; such SNDA to provide that, so long as Tenant is not in breach or default with respect to the payment of any Rent or additional sums or in the performance of any of the other provision of this Lease (beyond any period given to Tenant to cure such breach or default), Tenant’s use and possession of the Premises under this Lease shall not be diminished or disturbed by such mortgagee.  In the event that the Building is refinanced by Landlord during the Lease Term (or any extension or renewal thereof), the subordination of Tenant’s rights as set forth in this Section 16 shall be subject to

Landlord providing a commercially reasonable SNDA as executed by such successor mortgagee.  Notwithstanding the foregoing, it is understood and agreed that Landlord and Tenant have mutually approved the SNDA form provided by Landlord’s mortgagee as of the Lease Date which is attached to and made part hereof as Exhibit H.

16.4                        Attornment.  Tenant shall and does hereby agree, upon delivery to Tenant of the SNDA, to attorn to any mortgagee or successor in title and to recognize such mortgagee or successor as Landlord hereunder in the event any such person or entity succeeds to the interest of Landlord.  Notwithstanding any other provision of this Lease, in the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord hereunder, the liability of such mortgagee or successor shall exist only so long as it is the owner of the Building or any interest therein or is the lessee under any ground lease.

16.5                        Mortgagee’s Consent to Amendments.  No assignment of this Lease nor any agreement to make or accept any surrender, termination or cancellation of this Lease (except as may be otherwise set forth herein) or agreement to modify the provisions hereof so as to reduce the rent, change the Lease Term, or otherwise materially change the rights of Landlord or relieve Tenant of any obligation or liability hereunder, shall be valid unless consented to by Landlord’s mortgagee(s) of record, if such is required by the mortgagee(s) in the SNDA.  No Base Rent, Additional Rent, or any other charge (with the exception of the Security Deposit) shall be paid more than thirty (30) days prior to the due date thereof, and payments made in violation of this provision (except to the extent that such payments are actually received by a mortgagee) shall be a nullity as against any such mortgagee(s) of record, and Tenant shall be liable for the amount of such payments to such mortgagee(s).

16.6                        Mortgagee’s Right to Cure.  No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant’s obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or termination of this Lease unless:  (i) Tenant shall have first given written notice of Landlord’s act of failure to act to Landlord’s mortgagee(s) of record whose identity and address have been provided to Tenant, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant’s rights; and (ii) such mortgagee(s), after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, provided that nothing contained in this Section shall be deemed to impose any obligation on any such mortgagee(s) to correct or cure any such condition.  As used herein, a “reasonable time” includes a reasonable time to obtain title to the mortgaged premises if the mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist, but in no event less than ninety (90) days from the date of the mortgagees receipt of the above described notice.

17.                               NOTICES.

Except as may be otherwise expressly provided in this Lease to the contrary, whenever demand is made for any notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, such notice, demand or declaration shall be in writing and served either personally or sent either by certified United States mail, return receipt requested, postage prepaid; or by a nationally recognized overnight courier service, and, in either case, addressed either to the address set forth in this Lease or to such other address as may be given by a party to the other by proper notice hereunder.  The effective date of any notice hereunder shall be deemed to be the date of personal delivery (as evidenced by written proof of service or refusal to take delivery).

18.                               OFAC PROVISIONS.

18.1                        Tenant’s Representations and Warranties.  Tenant hereby represents, warrants and certifies that neither Tenant nor, to Tenant’s knowledge, any of its affiliates or their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, legal representatives or agents:

(a)                                 is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the United States Department of the Treasury, including without limitation any person or entity named on OFAC’s “Specially Designated and Blocked Persons List” (“SDN List”) or under any other statute or governmental executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental regulations, orders or directives (any such person or entity being referred to herein as a “Blocked Person”);

(b)                                 is acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any governmental executive order or the United States Treasury Department as a terrorist, a Blocked Person, or any other prohibited or banned person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by OFAC;

(c)                                  is facilitating or executing this Lease, directly or indirectly, on behalf of any person, group, entity or nation that is among the individuals, groups, entities or nations named on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.

18.2                        Indemnity.  Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification,

18.3                        Release.  Tenant hereby acknowledges that Landlord is legally (i) prohibited from doing business with any Blocked Person and (ii) obligated to freeze any assets of any Blocked Person which may come into Landlord’s possession; and therefore, Tenant releases Landlord from any liability to Tenant for any such actions taken by Landlord in a good faith effort to comply with such legal obligations.

19.                               QUIET POSSESSION; SURRENDER; HOLDOVER.

19.1                        Quiet Possession.  Provided there is no existing Tenant Default hereunder, Tenant shall have quiet possession of the Premises for the entire Lease Term hereof and any renewal and extension thereof, subject to all of the provisions of this Lease.

19.2                        Surrender.  On the Expiration Date or on any sooner termination date on which Tenant ceases to possess the Premises, Tenant shall surrender the Premises to Landlord in good and clean condition, ordinary wear and tear excepted and subject to the provisions of Sections 12 and 13.  Prior to such surrender, Tenant shall repair any damage to the Premises occasioned by the removal of trade fixtures, furnishings and equipment, which repair shall include the patching and filling of holes and repair of structural damage.  Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any liability (including reasonable attorneys’ fees) of Landlord to third parties resulting from Tenant’s failure to timely comply with the provisions of this Section.

19.3                        Holdover.  Should Tenant, or any of its successors in interest, hold over in possession of the Premises or any part thereof after the expiration of the Lease Term, then unless otherwise agreed in writing by Landlord, such holding over shall constitute and be construed as a tenancy-at-will only, at a daily rental equal to one hundred fifty percent (150%) of the daily Rent payable during the last month of the Lease Term for the first sixty (60) days of any holdover period and thereafter at a daily rental equal to twice the daily Rent payable during the last month of the Lease Term; provided that Landlord’s acceptance of such rental payments shall not be construed as Landlord’s consent for Tenant to hold over.  In addition to the payment of rent during any holdover period, Tenant shall also indemnify Landlord against all damages, costs, liabilities and expenses, including reasonable attorneys’ fees and costs, which Landlord incurs on account of Tenant’s holding over in possession of the Premises for more than thirty (30) days.

20.                               LANDLORD’S LIEN AND SECURITY INTEREST.

Tenant hereby grants to Landlord a lien upon and security interest in all furniture, fixtures, equipment, inventory, merchandise and other personal property belonging to the Tenant and located in, on or about the Premises or Building at any time while this Lease is in effect, whether such items are presently owned by Tenant or are after acquired, to secure the payment of all Base Rent, Additional Rent and other charges due and to become due under this Lease and to further secure the faithful performance of all of the other obligations of this Lease required to be performed by Tenant; provided, however, that Landlord’s lien imposed by this Section shall not attach, extend or apply to any of the following property:  (i) financial records, insurance files, financial and banking records, ledgers, and other documents located on the Premises; and (ii) any and all disk drives, hardware, software, and electronic storage devices, computers and servers on which any of the foregoing information is stored.  Landlord’s lien imposed by this Section shall be prior to any other lien on Tenant’s property, except for a lien in favor of the seller or lessor of such property to secure the unpaid purchase price or lease payments.  All exemption laws with respect to such personal property are hereby expressly waived by Tenant.  This lien and security interest may be foreclosed in the same manner as a Financing Statement under the version of the Uniform Commercial Code enacted in the state in which the Premises are situated, or pursuant to any similar law so enacted if a version of the Uniform Commercial Code is not in effect; and the filing of this Lease in accordance with said law shall constitute full lawful notice of this lien.  Upon written request by Landlord, Tenant agrees to execute and deliver a UCC-1 financing statement evidencing Landlord’s security interest in Tenant’s personal property as provide in this Section.  Notwithstanding any provision of this Lease to the contrary, and provided that there is no then existing Tenant Default, Landlord agrees to subordinate its lien under this Section 20 to the rights of any lender or lessor holding a lien or other interest in any of Tenant’s personal property.

21.                               HAZARDOUS MATERIALS.

21.1                        Definitions.  The term “Hazardous Substance”, as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes or any other substances, the use, storage and/or the removal of which is required, restricted, prohibited or penalized by any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment (collectively, “Environmental Laws”).

21.2                        Tenant’s Obligations.  Tenant hereby agrees that:  (i) no activity will be conducted on the Premises that will produce any Hazardous Substance; and (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances, except for such materials that are normally used in the ordinary course of Tenant’s business (“Permitted Materials”).  Any Hazardous Substance and/or Permitted Materials shall be properly stored and disposed of by Tenant, at is expense, in a manner and location so as not to result in a violation of any Environmental Laws.  Tenant shall not install any underground tanks of any type nor allow any surface or subsurface conditions to exist or come into existence as a result of Tenant’s actions or the conduct of Tenant’s business on the Premises that constitute or with the passage of time may constitute a violation of any Environmental Laws.  Landlord or Landlord’s representative shall have the right, but not the obligation, to enter the Premises for the purposes of inspecting the storage, use and disposal of any Permitted Materials to ensure compliance with all Environmental Laws.  Should it be determined, in Landlord’s reasonable opinion, that any Permitted Materials are being improperly stored, used, or disposed of, then Tenant shall immediately take the appropriate corrective action within twenty-four (24) hours; and should Tenant fail to do so, Landlord shall have the right, but not the obligation, to take the appropriate corrective action and require Tenant to promptly reimburse Landlord for any and all reasonable costs associated therewith.  Tenant agrees to indemnify Landlord against and save and hold Landlord harmless from any and all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of Tenant’s use of the Premises in any manner that constitutes a violation of any Environmental Laws.  The obligations of Tenant pursuant to this Section, including the indemnification of Landlord, shall survive the termination or expiration of this Lease.

21.3                        Landlord’s Obligations.  Landlord agrees to indemnify against and save and hold harmless Tenant from any and all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of a violation of any Environmental Laws that exists with respect to the Building and/or the Premises prior to the Commencement Date; provided that Landlord further agrees that, in the event of any such violation of any Environmental Laws, (i) Landlord shall promptly take the appropriate curative measures, including any required remediation, at Landlord’s sole expense and (ii) Tenant shall be entitled to an equitable abatement of Rent due hereunder as a result of its inability to have access to or use any portion of the Premises as a result thereof.

22.                               MISCELLANEOUS PROVISIONS.

22.1                        Estoppel Certificate.  Landlord and Tenant shall, at any time upon not less than ten (10) days prior written notice from the other party, execute, acknowledge and deliver to the party requesting same a statement in writing (“estoppel certificate”) certifying:  (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification, identifying the instruments of modification and certifying that this Lease, as so modified, is in full force and effect); (ii) the amount of and date to which the Base Rent, Additional Rent and other charges are paid in advance, if any; (iii) the amount of the Security Deposit, if any; (iv) the existence of any options to renew, extend or terminate or cancel the Lease Term, increase or reduce the rentable area of the Premises, or purchase any interest in the Premises or the Building; and (v) acknowledging that there are not, to such party’s knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults, if any, which are claimed.  Any such estoppel certificate may be conclusively relied upon by any prospective purchaser, mortgagee or other transferee of the Premises.  Tenant’s failure to deliver such estoppel certificate during said ten (10) day period shall be a Tenant Default hereunder.

22.2                        Financial Records.  If Landlord desires to sell, finance or refinance the Premises or the Building, or any part thereof, Tenant hereby agrees to deliver to Landlord and to any prospective purchaser or lender designated by Landlord such financial statements of Tenant as may be reasonably required by such prospective purchaser or lender.  Such financial statements may include but not be limited to the past three (3) years’ financial statements of Tenant.  All such financial statements shall be received and held by Landlord and any prospective purchaser or lender in confidence and shall be used only for the purposes herein set forth.

22.3                        Landlord’s Interest and Liability.  The term “Landlord” as used herein shall mean only the owner or owners at the time in question of the fee title to or a lessee’s interest in a master lease of the Building.  In the event of any transfer of such fee title or lessee’s interest, Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved of all liability with respect to Landlord’s obligations hereunder from and after the date of such transfer; provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be delivered to the grantee.  The obligations contained in this Lease to be performed by Landlord shall, except as aforesaid, be binding on Landlord’s successors and assigns only during their respective periods of ownership.  Notwithstanding any provision of this Lease to the contrary, Tenant shall look solely to Landlord’s interest in the Building and the Land (including without limitation the rents and sales proceeds, insurance payments and condemnation awards derived from same) for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease; and no other property or assets of Landlord or the holder of any interest therein shall be subject to levy, execution or other enforcement procedure for the satisfaction of the Tenant’s remedies.

22.4                        Severability.  The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

22.5                        Entire Agreement.  This Lease contains the entire agreement and understanding between the parties hereto.  There are no oral understandings, terms, or conditions between the parties hereto with respect to this Lease, the Premises or the Building, and neither party has relied upon any representations, express or implied, not contained in this Lease.  Tenant acknowledges that it has not been induced to enter into this Lease by any promises or representations not expressly set forth in this Lease, and if any such representations were made prior to the execution of this Lease, Tenant acknowledges that it has not relied on the same and that Landlord shall have no liability with respect to any such representations.  Any and all prior understandings, terms, or negotiations between the parties hereto with respect to Tenant’s use and occupancy of the Premises are deemed merged in this Lease.

22.6                        Time of The Essence.  Time is of the essence in the performance by Tenant of its obligations hereunder.

22.7                        Captions.  Any captions contained in this Lease are not a part hereof; are for convenience of reference only, and are not to be given any substantive meaning in construing any of the provisions hereof.

22.8                        Modification of Lease.  No modification of this Lease shall be binding unless such modification shall be evidenced by a written instrument signed by the parties hereto.

22.9                        Waivers.  No failure by either party to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial payment or the continuance of any such breach, shall constitute a waiver of any such breach of such agreement, term, covenant or condition or a relinquishment of the right to exercise such right or remedy.  No agreement, term, covenant or condition hereof to be performed or complied with by either party, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party.  No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant or condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.  Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions of the Lease, including remedies, which require or permit observance or performance of Landlord or Tenant subsequent to termination.

22.10                 Recording.  Tenant shall not record this Lease in any form in any public records, and any such recordation by Tenant shall be a breach of this Lease.

22.11                 Cumulative Remedies.  No remedy or election by Landlord hereunder shall be deemed exclusive, but shall wherever possible be cumulative with all other remedies at law or in equity to which Landlord may be entitled.

22.12                 Covenants and Conditions.  Each provision of’ this Lease performable by Tenant shall be deemed both a covenant and a condition.

22.13                 Binding Effect.  Subject to any provisions hereof restricting assignment, subletting or transfer by Tenant, this Lease shall bind the parties, their personal representatives, heirs, successors and assigns.

22.14                 Attorneys’ Fees.  In the event of litigation relating to this Lease, the prevailing party shall be entitled to recover from the losing party any costs or reasonable attorneys’ fees incurred by the prevailing party in connection with such litigation.

22.15                 Merger.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

22.16                 Authority.  If Tenant is a corporation or limited liability company, Tenant represents and warrants that the individual executing this Lease on behalf of such entity is duly authorized to execute and deliver this Lease on behalf of such entity in accordance with a duly adopted resolution or in accordance with its bylaws or operating agreement, and that this Lease is binding upon such entity in accordance with its terms if Tenant is a division or subsidiary of a corporation, each individual executing this Lease on behalf of the division or subsidiary represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the division or subsidiary, in accordance with a duly adopted resolution of the Board of Directors of the parent corporation, that this Lease is binding upon the parent corporation (as well as the division or subsidiary) in accordance with its terms, and that said division or subsidiary shall, within thirty (30) days after request by Landlord, deliver to Landlord a certified copy of a resolution ratifying the execution of this Lease.  If Tenant is a partnership, each individual executing this Lease on behalf of said partnership represents and warrants that he or she is duly authorized to sign and deliver this Lease on behalf of said partnership and that this Lease is binding upon said partnership in accordance with its terms.

22.17                 Brokers.  The parties hereto acknowledge and agree that the Brokers named in this Lease were the sole real estate brokers that represented the Landlord and Tenant with respect to this Lease, and each party to this Lease agrees to indemnify the other party from claims for commission from any other brokers arising out of the execution of this Lease which make a claim based on dealings with such party.  Landlord shall be obligated to pay any commissions due the Brokers with respect to this Lease pursuant to a separate written agreement.

22.18                 Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the state in which the Building is located.

22.19                 Joint and Several Liability.  If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them.  In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, the liability of each such member is joint and several.

22.20                 No Joint Venture.  Any intention to create a joint venture or partnership relationship between Landlord and Tenant is hereby expressly disclaimed.

22.21                 Force Majeure.  In the event that Landlord or Tenant shall be delayed in the performance of any obligation hereunder as a result of strikes, lockouts, shortages of labor, fuel or materials, acts of God, legal or governmental requirements, fire or other casualty, or any other cause beyond the control of Landlord (collectively, “Force Majeure”), then the performance of such obligation shall be excused for the period of such delay, and the period for the performance of such obligation shall be extended by the number of days equivalent to the number of days of such delay.  Neither Landlord nor Tenant shall in any event be required to settle or compromise any strike, lockout or other labor disputes, the resolution thereof being within the sole discretion of such party.

22.22                 Exhibits and Attachments.  All exhibits, attachments, riders and addenda referred to in this Lease and the exhibits listed below and attached hereto are incorporated into this Lease and made a part hereof for all intents and purposes as if fully set out herein.  All capitalized teens used in such exhibits, attachments, riders and addenda shall, unless otherwise defined therein, have the same meanings as are otherwise set forth herein.

Exhibit A-1 — Legal Description of the Land

Exhibit A-2 — Schematic Floor Plan of the Premises

Exhibit B — Rules and Regulations

Exhibit C — Work Letter

Exhibit D — Option to Extend Lease Term

Exhibit E — Telecommunications Equipment License Agreement

Exhibit F — Schedule of FF&E

Exhibit G — Tenant’s Signs

Exhibit II — Approved SNDA Form

(The remainder of this page has been left intentionally blank.  The signature page follows.)

IN WITNESS WHEREOF, each of Landlord and Tenant has executed and delivered this Lease on the date set forth below its signature so as to be effective as of the Lease Date, as defined herein.

Landlord:	BLACKHORSE LAKEPOINTE, LP, a Texas limited partnership

	By:	Capital Commercial Investments, Inc., a Texas corporation,
As its Authorized Agent

	By:	/s/ Andrew Doughtie
Andrew Doughtie
Vice President

	Date of Landlord’s Execution:	2-26-2015

Tenant:	TELADOC, INC., a Delaware corporation

	By:	/s/ Mark Hirschhorn

	Name:	Mark Hirschhorn

	Title:	EVP and CFO

	Date of Tenant’s Execution:	2-20-2015